                                                                    EXHIBIT 10.7











                           LOAN AND SECURITY AGREEMENT

                           DATED AS OF AUGUST 14, 2002

                                      among

                         LASALLE BUSINESS CREDIT, INC.,
             as agent for Standard Federal Bank National Association
                                   as Lender,

                                       and

                             AM COMMUNICATIONS, INC.

                                       and

                      ITS DIRECT AND INDIRECT SUBSIDIARIES,
                                  as Borrowers

                                TABLE OF CONTENTS

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
1.       DEFINITIONS..............................................................................................1

2.       LOANS...................................................................................................13
         (a)      Revolving Loans................................................................................13
         (b)      Equipment Loans................................................................................15
         (c)      Term Loan A....................................................................................15
         (d)      Term Loan B....................................................................................15
         (e)      Repayment of Loans.............................................................................15
         (f)      Mandatory Repayments...........................................................................16
         (g)      Payment Dates as Business Days.................................................................17
         (h)      Notes..........................................................................................17
         (i)      Voluntary Partial Prepayments and Partial Permanent Reductions
                  to Maximum Revolving Loan Limit................................................................17

3.       LETTERS OF CREDIT.......................................................................................17
         (a)      General Terms..................................................................................17
         (b)      Requests for Letters of Credit.................................................................18
         (c)      Obligations Absolute...........................................................................18
         (d)      Expiration Dates of Letters of Credit..........................................................19

4.       INTEREST, FEES AND CHARGES..............................................................................19
         (a)      Interest Rate..................................................................................19
         (b)      Other LIBOR Provisions.........................................................................20
         (c)      Fees And Charges...............................................................................22
         (d)      Maximum Interest...............................................................................24

5.       COLLATERAL..............................................................................................24
         (a)      Grant of Security Interest to Lender...........................................................24
         (b)      Other Security.................................................................................24
         (c)      Possessory Collateral..........................................................................25
         (d)      Electronic Chattel Paper.......................................................................25
         (e)      Intentionally Omitted..........................................................................25
         (f)      Pledge.........................................................................................25
         (g)      Intentionally Omitted..........................................................................25
         (h)      Commercial Tort Claims; Letter-of-Credit Rights................................................26
         (i)      Real Estate Collateral.........................................................................26
         (j)      Rights Under Leases............................................................................26
         (k)      Title Insurance Policies.......................................................................26
         (l)      Lien Documents.................................................................................26


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
6.       PRESERVATION OF COLLATERAL AND PERFECTION OF
         SECURITY INTERESTS THEREIN..............................................................................27

7.       POSSESSION OF COLLATERAL AND RELATED MATTERS............................................................27

8.       COLLECTIONS.............................................................................................28

9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES............................................30
         (a)      Borrowing Base Certificates and Weekly Reports.................................................30
         (b)      Monthly Reports................................................................................30
         (c)      Financial Statements...........................................................................30
         (d)      Annual Projections.............................................................................31
         (e)      Public Reporting...............................................................................31
         (f)      Other Information..............................................................................31

10.      TERMINATION.............................................................................................31

11.      REPRESENTATIONS AND WARRANTIES..........................................................................32
         (a)      Financial Statements and Other Information.....................................................32
         (b)      Locations......................................................................................32
         (c)      Loans by Borrower..............................................................................33
         (d)      Accounts and Inventory.........................................................................33
         (e)      Liens..........................................................................................33
         (f)      Organization, Authority and No Conflict........................................................33
         (g)      Litigation.....................................................................................33
         (h)      Compliance with Laws and Maintenance of Permits................................................33
         (i)      Affiliate Transactions.........................................................................34
         (j)      Names and Trade Names..........................................................................34
         (k)      Equipment......................................................................................34
         (l)      Enforceability.................................................................................34
         (m)      Solvency.......................................................................................34
         (n)      Indebtedness...................................................................................34
         (o)      Margin Security and Use of Proceeds............................................................34
         (p)      Capital Structure..............................................................................35
         (q)      No Defaults....................................................................................35
         (r)      Employee Matters...............................................................................35
         (s)      Intellectual Property..........................................................................35
         (t)      Environmental Matters..........................................................................36
         (u)      ERISA Matters..................................................................................36
         (v)      Delivery of Acquisition Documents; Acquisition.................................................37
         (w)      Disclosure.....................................................................................37
         (x)      Condominium Declaration........................................................................37

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
12.      AFFIRMATIVE COVENANTS...................................................................................37
         (a)      Maintenance of Records.........................................................................38
         (b)      Notices........................................................................................38
         (c)      Compliance with Laws and Maintenance of Permits................................................39
         (d)      Inspection and Audits..........................................................................40
         (e)      Insurance......................................................................................40
         (f)      Collateral.....................................................................................42
         (g)      Use of Proceeds................................................................................42
         (h)      Taxes..........................................................................................42
         (i)      Intellectual Property..........................................................................43
         (j)      Checking Accounts..............................................................................43
         (k)      Acquisition Documents..........................................................................43

13.      NEGATIVE COVENANTS......................................................................................43
         (a)      Guaranties.....................................................................................43
         (b)      Indebtedness...................................................................................43
         (c)      Liens..........................................................................................43
         (d)      Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions
                  Outside the Ordinary Course of Business........................................................44
         (e)      Dividends and Distributions....................................................................44
         (f)      Investments; Loans.............................................................................44
         (g)      Fundamental Changes, Line of Business..........................................................45
         (h)      Equipment......................................................................................45
         (i)      Use of Proceeds................................................................................45
         (j)      Affiliate Transactions.........................................................................45
         (k)      Settling of Accounts...........................................................................45
         (l)      Amendments to Acquisition Documents............................................................45
         (m)      Subordinated Debt..............................................................................46
         (n)      Designated Contracts...........................................................................46

14.      FINANCIAL COVENANTS.....................................................................................46
         (a)      Net Worth......................................................................................46
         (b)      Fixed Charge Coverage..........................................................................46
         (c)      Leverage.......................................................................................47
         (d)      Capital Expenditures...........................................................................47
         (e)      Consolidated Research & Development Expenditures...............................................47

15.      DEFAULT.................................................................................................47
         (a)      Payment........................................................................................47
         (b)      Breach of this Agreement and the Other Agreements..............................................48
         (c)      Breaches of Other Obligations..................................................................48
         (d)      Breach of Representations and Warranties.......................................................48
         (e)      Loss of Collateral.............................................................................48
         (f)      Levy, Seizure or Attachment....................................................................48
         (g)      Bankruptcy or Appointment of Receiver..........................................................48
         (h)      Insolvency; Ceasing Business...................................................................49

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
         (i)      Judgment.......................................................................................49
         (j)      Criminal Proceedings...........................................................................49
         (k)      Change of Management...........................................................................49
         (l)      Change of Control..............................................................................49
         (m)      Material Adverse Change........................................................................49
         (n)      Acquisition Documents..........................................................................49
         (o)      Designated Contracts...........................................................................49

16.      REMEDIES UPON AN EVENT OF DEFAULT.......................................................................49

17.      CONDITIONS PRECEDENT....................................................................................51
         (a)      Initial Conditions Precedent...................................................................51
         (b)      Pre-Funding Conditions Precedent...............................................................52

18.      SCOPE OF LIABILITY......................................................................................52

19.      NOTICE..................................................................................................55

20.      CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION..................................................55

21.      MODIFICATION AND BENEFIT OF AGREEMENT...................................................................56

22.      HEADINGS OF SUBDIVISIONS................................................................................56

23.      POWER OF ATTORNEY.......................................................................................56

24.      CONFIDENTIALITY.........................................................................................56

25.      COUNTERPARTS............................................................................................57

26.      ELECTRONIC SUBMISSIONS..................................................................................57

27.      WAIVER OF JURY TRIAL; OTHER WAIVERS.....................................................................57

28.      BORROWING AGENT.........................................................................................58

29.      LASALLE BUSINESS CREDIT, INC., AS AGENT.................................................................58

EXHIBIT A - COMPLIANCE CERTIFICATE

EXHIBIT B - FORM OF DISBURSEMENT AUTHORIZATION

EXHIBIT C - FORM LICENSOR AGREEMENT

EXHIBIT 17(A) - CLOSING DOCUMENT CHECKLIST

SCHEDULE 1(A) -ORGANIZATIONAL ID NUMBERS; CHIEF EXECUTIVE OFFICE

SCHEDULE 1(B) - EXISTING LIENS

SCHEDULE 3(H) - COMMERCIAL TORT CLAIMS

SCHEDULE 11(B) - BUSINESS AND COLLATERAL LOCATIONS

SCHEDULE 11(C) - EXISTING LOANS AND ADVANCES

SCHEDULE 11(F) - MATERIAL AGREEMENTS

SCHEDULE 11(G) - EXISTING LITIGATION

SCHEDULE 11(I) - AFFILIATE TRANSACTIONS

SCHEDULE 11(J) - NAMES & Trade Names

Schedule 11(n) - Existing Indebtedness

Schedule 11(p) - Capital Structure

Schedule 11(s) - Intellectual Property

Schedule 13(f) - Existing Investments

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") is made this 14th day of August, 2002 by and between LASALLE BUSINESS CREDIT, INC., a Delaware corporation, as agent for Standard Federal Bank National Association ("Lender"), with an address at 1735 Market Street, 6th Floor, Philadelphia, PA 19103, and AM COMMUNICATIONS, INC., a Delaware corporation ("AM Communications"), AM BROADBAND SERVICES, INC., a Delaware corporation ("AM Broadband"), SRS COMMUNICATIONS CORPORATION, a Connecticut corporation ("SRS Communications"), AMC SERVICES, INC., a Delaware corporation ("AMC Services"), AM NEX-LINK COMMUNICATIONS, INC. (formerly known as Nex-Link Acquisition Corp.), a Delaware corporation ("AM Nex-Link"), and AM TRAINING SERVICES, INC., a Delaware corporation ("AM Training"). AM Communications, AM Broadband, SRS Communications, AMC Services, AM Nex-Link and AM Training are referred to herein individually each as a "Borrower" and collectively as "Borrowers" each with an organizational identification or registration number (if applicable) and chief executive office as listed on
Schedule 1 (a) attached hereto.

                                   WITNESSETH:

         WHEREAS, Borrowers may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made.

         NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

1.       DEFINITIONS.

         "Account", "Account Debtor", "Certificated Security", "Chattel Paper", "Commercial Tort Claims", "Control", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Right", "Payment Intangible", "Proceeds", "Securities Entitlement", "Securities Intermediary", "Supporting Obligations", "Tangible Chattel Paper" and "Uncertificated Security" shall have the respective meanings assigned to such terms in the Uniform Commercial Code, as the same may be in effect in the Commonwealth of Pennsylvania from time to time (the "UCC").

         "Acquisition Agreement" shall mean the Agreement and Plan of Merger including all exhibits and schedules thereto dated as of June 3, 2002 among AM Nex-Link, AM Broadband, Target and all of the members of the Target.

         "Acquisition Documents" shall mean the Acquisition Agreement and all related agreements, instruments and documents.

         "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of a Borrower, or
(iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by a Borrower.

         "Annual Financial Statements" shall have the meaning specified in subsection 9(c) hereof.

         "Applicable Margin" shall mean, for (a) Revolving Credit Loans, a percentage equal to (i) with respect to Prime Rate Loans, .50% and (ii) with respect to LIBOR Rate Loans, 2.75%, (b) the Equipment Loans and Term Loan A, a percentage equal to (i) with respect to Prime Rate Loans, .75% and (ii) with respect to LIBOR Rate Loans, 3.00% and (c) Term Loan B, a percentage equal to 2.00%; provided that a one-time reduction of .25% in the interest rate applicable to Revolving Credit Loans shall be implemented (as to LIBOR Rate Loans only, to new or converted LIBOR Rate Loans) upon Lender's receipt of the financial statements for the month ending September 28, 2002 in accordance with Subsection 9(c) hereof so long as (1) no Event of Default is then outstanding;
(2) Borrowers have a ratio of (i) Consolidated EBITDA to (ii) the sum of (A) Consolidated Debt Service, plus (B) all Capital Expenditures, of at least 1.25 to 1 for the 6 month period ending September 28, 2002; and (3) Borrowers have an Undrawn Availability of at least $1,000,000 as of the date of Lender's receipt of such financial statements and shall have had a Sixty Day Average Undrawn Availability of at least such amount. If Borrowers do not achieve the benchmarks set forth in clause (2) or (3) above, Borrowers may obtain this one-time rate reduction upon Lender's receipt of the December 31, 2002 financial statements if Borrowers then satisfy the requirements of clauses (1), (2) and (3) above except that the ratio referenced in clause (2) above shall be measured for the 9 month period ending December 29, 2002 and if Borrowers have not previously achieved the benchmarks in clauses (2) or (3) above, Borrowers may obtain this one-time rate reduction following Lender's receipt of the required monthly financial statements after the end of any subsequent fiscal quarter if Borrowers then satisfy the requirements of clauses (1), (2) and (3) above, except that the ratio referenced in clause (2) above shall be measured for the 12 month period ending with the date as of which the applicable financial statements are prepared. If and when the one-time rate reduction described in this paragraph is implemented, no further rate reduction pursuant hereto shall be available.

         "Assignment of Rents" shall have the meaning specified in Subsection 5(i) hereof.

         "Audit Fees" shall have the meaning specified in subsection 12(d) hereto.

         "Borrowing Agent" shall mean AM Communications.

         "Borrowing Base" shall mean (i) the lesser of (x) the Maximum Revolving Loan Limit and (y) the Revolving Loan Limit, minus in each case (ii) the reserves, if any, established by Lender as set forth in Subsection 2(a) below.

         "Breakage Costs" shall have the meaning specified in subsection 4(b)(iv) hereof.

         "Business Day" shall mean any day other than a Saturday, a Sunday or
(i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Chicago, Illinois are required or permitted to close.

         "Capital Expenditures" shall mean, with respect to any measurement period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) during such measurement period that are required by GAAP to be included in or reflected by the property, plant and equipment or similar fixed asset accounts on a balance sheet, all calculated on a consolidated basis for the Borrowers in accordance with GAAP.

         "Cash Collateral Account" shall have the meaning specified in Subsection 8(a).

         "Casualty Loss" shall have the meaning specified in Subsection
12(e)(i).

         "Change of Control" shall mean the failure of AM Communications to own, directly or indirectly, 100% of the capital stock of each other Borrower.

         "Closing Date" shall mean the date on which all of the initial conditions precedent set forth in Section 17(a).

         "Collateral" shall mean all of the property of each Borrower described in Section 5 hereof, together with all other real or personal property of any Obligor now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

         "Collateral Assignment of Acquisition Documents" shall mean that certain Collateral Assignment of Acquisition Documents of even date herewith among Borrowers, 1401077 Ontario, Ltd., 1418294 Ontario, Ltd., Steven Nickel, Scott Lochhead, and Lender.

         "Compliance Certificate" shall have the meaning specified in Section 9(c) hereof.

         "Consolidated EBITDA" shall mean, with respect to any measurement period, the sum of (i) Consolidated Net Income for such measurement period plus
(ii) interest expense, income tax expense, depreciation and amortization expense for such fiscal measurement period, all calculated on a consolidated basis for the Borrowers in accordance with GAAP, minus (iii) any gains, including, without limitation, extraordinary gains and gains from the sale or other disposition of assets.

         "Consolidated Debt Service" shall mean, with respect to any measurement period, the sum (without duplication) of all payments (made or scheduled to be made) of (i) the Interest Expense for such measurement period, (ii) all income and other taxes for such measurement period, (iii) all principal payments of long term Indebtedness for such measurement period, (iv) permitted payments of Subordinated Debt for such measurement period, (v) capital lease payments for such measurement period, and (vi) Permitted Advances for such measurement period, all calculated on a consolidated basis for the Borrowers in accordance with GAAP.

         "Consolidated Funded Debt" shall mean, as at any given date, the sum (without duplication) of (i) the principal amount outstanding as of such date of the Loans, (ii) the principal amount outstanding as of such date of any Subordinated Debt, (iii) the principal amount outstanding as of such date of any long-term Indebtedness and (iv) the principal amount outstanding on any promissory notes payable by the Borrowers, all calculated on a consolidated basis for, and as should be reflected as a liability on a balance sheet of, the Borrowers in accordance with GAAP.

         "Consolidated Net Income" shall mean, with respect to any measurement period, net income for such measurement period, calculated on a consolidated basis for the Borrowers in accordance with GAAP.

         "Consolidated Research & Development Expenditures" shall mean, with respect to any measurement period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) during such measurement period that are required by GAAP to be included or reflected as research and development expenditures on the financial statements of Borrowers.

         "Commitment Letter" shall have the mean that certain Commitment Letter dated as of June 25, 2002 between Lender and AM Communications.

         "Designated Contract" shall have the meaning specified in Subsection 13(n) hereof.

         "Eligible Account" shall mean, as to any Borrower, an Account owing to such Borrower which is acceptable to Lender in its sole discretion (based on its good faith prudent credit evaluation) from time to time. Without limiting Lender's discretion, Lender shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

              (i)      it is genuine and in all respects what it purports to be;

              (ii) it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Lender or assign it to Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance of any kind or nature whatsoever;

              (iii) it arises from (A) the performance of services by such Borrower in the ordinary course of such Borrower's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by such Borrower in the ordinary course of such Borrower's business, and (x) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) such Borrower has possession of, or such Borrower has delivered to Lender (at Lender's request), shipping and delivery receipts evidencing delivery of such Goods;

              (iv) it is evidenced by an invoice rendered solely in the name of such Borrower to the Account Debtor thereunder and does not remain unpaid past the earlier of 60 days after the due date for such invoice or 90 days after the issuance date for such invoice provided, however, that if more than 25% of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid past the earlier of 60 days after the due dates for such invoices or 90 days after the issuance dates for such invoices, then all Accounts owing by that Account Debtor shall be deemed ineligible;

              (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder to such Borrower, and is not subject to defense, setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

              (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

              (vii) the Account Debt or thereunder is not a director, officer, employee or agent of a Borrower, or a Subsidiary, Parent or Affiliate;

              (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Lender pursuant to, and in compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

              (ix) it is not an Account with respect to which the Account Debtor is located in Minnesota, New Jersey or any other State which requires such Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state or (B) file a notice of business activities report or similar report with such state's taxing authority; unless
(x) such Borrower has taken one of the actions described in clauses (A) or (B),
(y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by such Borrower at its election or (z) such Borrower has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such state's laws;

              (x) the Account Debtor thereunder is located within the United States of America or Canada, (provided that, for purposes of calculating the Borrowing Base, the aggregate amount of all Eligible Accounts of all Borrowers owing from Account Debtors located in Canada shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any one time), unless such Account is supported by an irrevocable documentary letter of credit, with such content, in such amounts in U.S. dollars and with such issuers and confirming banks as are satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender and the applicable Borrower has executed and delivered, and caused to be executed and delivered, all agreements, instruments and documents required by Lender to perfect Lender's security interest in the proceeds of such letter of credit;

              (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

              (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue in any material respect; or (B) which violates any of the covenants of such Borrower contained in this Agreement in any material respect;

              (xiii) it is not an Account which, when added to a particular Account Debtor's other indebtedness to all Borrowers, exceeds (A) twenty percent (20%) of all Accounts of all Borrowers, in the case of Account Debtors other than Charter Communications, Cox Communications and Post Acquisition Comcast/AT&T, or thirty percent (30%) of all Accounts of all Borrowers, in the case of Charter Communications, Cox Communications and Post Acquisition Comcast/AT&T, or (B) a credit limit determined by Lender in its sole discretion (based on its good faith prudent credit evaluation) for that Account Debtor; provided that Lender reserves the right, exercisable in its sole discretion (based on its good faith prudent credit evaluation) to modify the concentration limit on the Accounts of Charter Communications and Cox Communications as Lender deems appropriate;

              (xiv) it is not an Account subject to any chargebacks, defenses, offsets or credits or otherwise classifiable as a "contra" Account;

              (xv) the Account Debtor is not insolvent or the subject of any state or federal bankruptcy or insolvency or receivership proceedings (or any similar proceedings under the laws of any foreign jurisdiction);

              (xvi) such Account is not subject to any credit balance that is outstanding with respect to such Account past the earlier of 60 days after the due date for the invoice therefore or 90 days after the date of issuance date of the invoice therefore (to the extent of any such cumulative credit balance);

              (xvii) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole discretion; and

              (xviii) with respect to an Account arising from the performance of services by a Borrower, the Account Debtor is a cable company and the corresponding invoice has been approved in advance, in accordance with Borrowers' current business practice, by such Account Debtor.

         "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the business or facilities owned or operated by a Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "Equipment Loan" shall have the meaning specified in Subsection 2(b) hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

         "Event of Default" shall have the meaning specified in Section 15 hereof.

         "Excess Cash Flow" shall mean for each Borrowers' Fiscal Year, Consolidated EBITDA for such period, minus Interest Expense during such period, minus all income and other taxes during such period, minus principal payments made with respect to long term debt (including, without limitation, Subordinated
Debt) and capital leases during such period, minus Capital Expenditures by Borrowers during such period.

         Existing IP Lien" shall mean the security interests of Ben Franklin Technology Center of Southeastern Pennsylvania ("BFTC") in certain intellectual property of AM Communications (evidenced by that certain Technology Improvement Fund Funding Agreement, dated March 10, 1998 between AM Communications and
BFTC), which, as of the Closing Date, secures an aggregate principal amount of approximately $53,000.

         "Fiscal Year" shall mean each twelve (12) month accounting period of the Borrowers, which ends on the Saturday closest to March 31 of each year.

         "Form Licensor Agreement" shall have the meaning specified in Subsection 11(s) hereof.

         "GAAP" shall mean generally accepted accounting principals in the United States as in effect on the Closing Date and applied on a basis consistent with the Pre-Closing Financials.

         "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

         "Indebtedness", as applied to a Person, means:

         (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

         (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities either (i) incurred in connection with any capitalized lease obligations or (ii) secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

         (c) to the extent not included in the foregoing, all indebtedness and obligations (i) relating to liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other that for collection or deposit in the ordinary course of business), (ii) arising from sales of property with recourse,
(iii) relating to agreements (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise), (iv) in respect of any letter of credit banker's acceptance or surety or other bond, and (v) in respect of any bond, indenture or instrument.

         "Indemnified Party" shall have the meaning specified in Section 18 hereof.

         "Individual Revolving Loan Limit" shall have the meaning specified in Subsection 2(a) hereof.

         "Initial Conditions Precedent" shall have the meaning specified in Subsection 17(a).

         "Initial Mortgaged Premises" shall mean the real estate and improvements of AM Communications located in Milford Township, Bucks County, Pennsylvania.

         "Interest Expense" shall mean, with respect to any fiscal measurement period, the sum of all scheduled payments of interest (including without limitation the interest component payments with respect to capital leases) and fees (to the extent carried as interest expense on the financial statements of the Borrowers in accordance with GAAP) with respect to all Indebtedness for borrowed money (including without limitation, the interest and fees (as applicable) under this Agreement), for such fiscal measurement period, all calculated on a consolidated basis for the Borrowers in accordance with GAAP.

         "Interest Period" shall have the meaning specified in Subsection 4(a)(ii) hereof.

         "Issuer Reimbursement Payments" shall have the meaning specified in Subsection 3(a) hereof.

         "LaSalle Bank" shall mean LaSalle Bank National Association.

         "Letter of Credit" shall mean any standby letter of credit issued on behalf of a Borrower in accordance with this Agreement.

         "Letter of Credit Obligations" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit, (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder, (iii) any other amounts advanced by Lender on behalf of Borrowers to the issuer of any Letters of Credit as provided for under Section 3 not already converted into Loans hereunder and (iv) any amounts paid with respect to any Letters of Credit by the issuer thereof which have not been reimbursed to such issuer.

         "Liabilities" shall mean, as to each Borrower, any and all obligations, liabilities and indebtedness of all of the Borrowers to Lender or to any parent, affiliate or subsidiary of Lender of any and every kind and nature (specifically including the obligation of Borrowers to reimburse Lender for any amounts advanced and/or paid by Lender on behalf of the Borrowers (including payments made through the creation of a Revolving Loan) to the issuer of any Letter of Credit as provided in Section 3 and the obligation of Borrowers to reimburse the issuer of any Letter of Credit for any amounts paid by such issuer if such issuer has not otherwise been reimbursed), howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

         "LIBOR Rate" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to (a) the offered rate for deposits in United States dollars for a period equal to such Interest Period as it appears on Telerate page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. "Telerate page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 of that service or such other service as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits) divided by (b) a number equal to 1.0 minus the maximum reserve percentages (expressed as a decimal fraction) including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by Lender by the Board of Governors of the Federal Reserve System. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

         "LIBOR Rate Loans" shall mean the Loans bearing interest with reference to the LIBOR Rate.

         "Licensing Agreement" shall have the meaning specified in Subsection 11(s)(i) hereof.

         "Licensor Agreement" shall have the meaning specified in Subsection 11(s) hereof.

         "Loans" shall mean all loans and advances made by Lender to or on behalf of Borrowers hereunder, including the Revolving Loans, the Term Loans and any portion(s) thereof.

         "Lock Box Account Control Agreement," "Lock Box" and "Lock Box Account" shall have the meanings specified in Subsection 8(b) hereof.

         "Material Adverse Change" shall mean an event or occurrence that would reasonably be expected to have a Material Adverse Effect.

         "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of any of the Borrowers or on the ability of any of the Borrowers to perform its obligations and undertakings hereunder.

         "Maximum Loan Limit" shall mean, at any time, an amount equal to Ten Million Seven Hundred Thousand Dollars ($10,700,000).

         "Maximum Revolving Loan Limit" shall mean, at any time, an amount equal to Seven Million Five Hundred Thousand Dollars ($7,500,000).

         "Monthly Financial Statements" shall have the meaning specified in subsection 9(c) hereof.

         "Mortgages" shall have the meaning specified in Subsection 5(i) hereof.

         "NeST" shall have the meaning specified in Subsection 13(n) hereof.

         "NeST Consulting Agreement" shall have the meaning specified in Subsection 13(n) hereof.

         "Net Worth" means the shareholders' equity (including retained earnings), which shall include for purposes hereof (regardless of how and where shown on the balance sheet of Borrowers) the outstanding preferred stock of AM Communications (the issuance of which, as of and after the Closing Date, shall be subject to Subsection 13(d)(v) hereof), all on a consolidated basis and as determined under GAAP.

         "Notes" shall have the meaning specified in Subsection 2(h) hereof.

         "Obligor" shall mean each Borrower and any other Person who at any time becomes liable in whole or in part, for the Liabilities or pledges any real or personal property to secure any or all of the Liabilities.

         "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, the Mortgage, Collateral Assignment of Acquisition Documents, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of any Borrower or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

         "Parent" shall mean, as to any Person, any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) more than fifty (50%) percent of the issued and outstanding equity of such Person and, if such Person is a partnership, the general partner of such Person.

         "PBGC" shall have the meaning specified in Subsection 12(b)(v) hereof.

         "Permitted Advances" shall mean the following signing bonuses to certain employees of Borrowers, which may be paid by the applicable Borrower only during the following periods: (i) in the case of Michael Johnson, up to (A) $250,000 during the Fiscal Year 2003, and (B) $250,000 during the Fiscal Year 2004; (ii) in the case of Linda Johnson, up to (A) $50,000 during the Fiscal Year 2003, and (B) $50,000 during the Fiscal Year 2004; (iii) in the case of Steven Nickel, up to (A) $125,000 during the Fiscal Year 2003, and (B) $125,000 during the Fiscal Year 2004; and (iv) in the case of Scott Lochhead, up to (A) $125,000 during the Fiscal Year 2003, and (B) $125,000 during the Fiscal Year 2004.

         "Permitted Distributions" shall mean any (i) cash dividends or distributions of net profits from the Subsidiary of any Borrower to such Parent Borrower (but specifically shall not include any dividend or distribution from AM Communications to its shareholders), and (ii) non-cash stock dividends or distributions.

         "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of Lender; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on a Borrower's ability to use such real property for its intended purpose in connection with such Borrower's business; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases and that such Liens only secure such purchase money indebtedness and capitalized leases; and (v) existing liens specifically set forth on Schedule 1
(b) attached hereto (including, with limitation, the Existing IP Lien, but only to the extent the Existing IP Lien secures an aggregate principal amount not in excess of $53,000); or (vi) otherwise specifically permitted by Lender in writing.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

         "Plan" shall have the meaning specified in Subsection 12(b)(v) hereof.

         "Pledge Agreement" shall have the meaning specified in Subsection 5(f) hereof.

         "Post Acquisition Comcast/AT&T" shall mean (a) the surviving corporation of a merger between Comcast Corporation and AT&T Corporation Cable-TV unit or (b) Comcast Corporation after its acquisition of AT&T Corporation Cable-TV unit. For avoidance of doubt, prior to the effectiveness of such merger or acquisition, Comcast Corporation and AT&T Corporation's Cable-TV unit shall be considered separate Account Debtors (subject to the 20% concentration limit) for purposes of determining concentration under clause
(xiii) of the definition of Eligible Accounts.

         "Pre-Closing Financials" shall mean, collectively, (i) the audited consolidated and consolidating annual financial statements for the Borrowers for the Fiscal Year 2002 and (ii) the internally prepared consolidated and consolidating interim financial statements for the Borrowers as of the end of each of April, May and June, 2002.

         "Pre-Funding Conditions Precedent" shall have the meaning specified in Subsection 17(b).

         "Prepayment Fee" shall have the meaning specified in Subsection 4(c)(iii) hereof.

         "Prime Rate" shall mean the publicly announced prime rate of LaSalle Bank (which is not intended to be the lowest or most favorable rate of LaSalle Bank in effect at any time) in effect from time to time.

         "Prime Rate Loans" shall means the Loans bearing interest with reference to the Prime Rate.

         "Real Property" shall mean, collectively, the Initial Mortgaged Premises and any real property hereafter acquired by any Borrower.

         "Regulatory Change" shall have the meaning specified in Subsection 4(b)(iii) hereof.

         "Revolving Loan Limit" shall mean the aggregate of the Individual Revolving Loan Limits of the Borrowers.

         "Revolving Loan" shall have the meaning specified in Subsection 2(a) hereof.

         "Revolving Outstandings" shall mean, at any time, the then-outstanding aggregate principal balance of all Revolving Loans.

         "Sixty Day Average Undrawn Availability" shall mean an amount equal to the arithmetical average of the amounts of the Undrawn Availability of Borrowers for each of the preceding 60 days (up to but not including such date of determination).

         "Solvent" shall mean as to any Person, that such Person (i) owns property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         "Subordinated Debt" shall mean any unsecured indebtedness incurred by any Borrower that is subordinated to the Liabilities hereunder pursuant to a written subordination agreement in form and substance acceptable to and executed by and delivered to Lender.

         "Subsidiary" shall mean, as to any Person, any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by such Person or any partnership of which such Person is a general partner.

         "Target" shall mean Nex-Link Communications Project Services LLC, a Florida limited liability company.

         "Tax" shall mean, in relation to any LIBOR Rate Loans and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required to be paid by Lender and/or to be withheld or deducted from any payment otherwise required hereby to be made by a Borrower to Lender; provided, that the term "Tax" shall not include any taxes imposed upon the net income of Lender.

         "Term" shall have the meaning specified in Section 10 hereof.

         "Term Loan A" shall have the meaning specified in Subsection 2(c) hereof.

         "Term Loan B" shall have the meaning specified in Subsection 2(d) hereof.

         "Term Loans" shall mean, collectively, Term Loan A, Term Loan B and the Equipment Loans.

         "Undrawn Availability" shall mean, as of any date, an amount equal to the difference between (i) the lesser of (A) the Revolving Loan Limit and (B) the Maximum Revolving Loan Limit and (ii) the sum of (A) the aggregate principal balance of all Revolving Loans and the aggregate undrawn face amounts of all Letters of Credit outstanding as of such date, (B) all trade payables of all of the Borrowers that are outstanding past the date such trade payables were due and (C) any and all fees, costs, charges, expenses due and owing by Borrowers to Lender as of such date, including all fees and charges provided for under Subsection 4(c).

         "United States Dollars" shall mean the lawful currency of the United States of America.

2.       LOANS.

         (a) Revolving Loans.

              (i) Subject to the terms and conditions of this Agreement and the Other Agreements, during the Term, Lender shall make revolving loans and advances in United States Dollars to each Borrower (each such Loan, and any portion thereof, a "Revolving Loan") in an amount outstanding at any one time up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of such Borrower's business) of the Eligible Accounts of such Borrower (as to each Borrower, its "Individual Revolving Loan Limit"); provided, that the aggregate unpaid principal balance of the Revolving Loans available to Borrowers shall not at any time exceed the Borrowing Base, minus the aggregate Letter of Credit Obligations; provided further, that the aggregate unpaid principal balance of Revolving Loans made to any Borrower shall not at any time exceed the Individual Revolving Loan Limit of such Borrower, minus the Letter of Credit Obligations attributable to Letters of Credit issued for the account of such Borrower. Lender may establish such reserves as Lender elects, in its sole discretion based on its good faith prudent credit evaluation, to establish from time to time, including, without limitation, (i) if dilution exceeds five percent (5%) and (ii) with regard to outstanding performance bonds posted by Borrowers.

         If at any time the Revolving Outstandings exceed any of the limitations and sublimitations set forth in this Agreement, Borrowers shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans in such order as Lender shall determine in its sole discretion.

         Each Borrower hereby authorizes Lender, in its sole discretion, to charge any account of such Borrower maintained at LaSalle Bank for, or advance Revolving Loans (without further request of any Borrower) in order to make, any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements. The coming due of any such payment shall be deemed to be a request by Borrowing Agent in accordance with the procedures set forth herein for a Revolving Loan as a Prime Rate Loan in the amount of such payment to be made on the date such payment is due. Such Revolving Loans in respect of such payments may be made by Lender, in its sole discretion, regardless of the existence of an Event of Default, whether or not the aggregate outstanding principal balance of the Revolving Loans, after giving effect to such Revolving Loans to be made, exceeds any limitations or sublimitations set forth in this Agreement and whether or not the Pre-Funding Conditions Precedent (specifically including compliance with the provisions of Section 8) have been satisfied. Such Revolving Loans shall be a part of the Liabilities hereunder secured by the Collateral as provided herein.

              (ii) A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: the Borrowing Agent shall give Lender (x) same day written notice no later than 10:30 A.M. (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and (y) at least three (3) Business Days prior written notice no later than 10:30 A.M. (Chicago time) of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice the Borrowing Agent shall specify the amount of the proposed borrowing, the proposed borrowing date, and whether such proposed borrowing is to be a Prime Rate Loan or a LIBOR Rate Loan; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, or both, will become an Event of Default. In the event that a Borrower or any one or more of them maintains a controlled disbursement account at LaSalle Bank, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request by Borrowing Agent for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrowers, Lender may in its discretion and without establishing a course of dealing or conduct, permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowing Agent. Unless Borrowing Agent specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrowing Agent, Lender shall have no liability to Borrowers for any loss or damage suffered by any Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrowing Agent and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

         Revolving Loans may be borrowed, repaid and reborrowed during the Term.

         Each Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by Borrowing Agent, or deemed to be requested by Borrowing Agent, as follows: the proceeds of each Revolving Loan requested by Borrowing Agent under Section 2(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, by wire transfer or Automated Clearing House (ACH) transfer, to such bank account of the corresponding Borrower at LaSalle Bank as may be agreed upon by Borrowing Agent and Lender from time to time. Lender shall be unconditionally authorized to rely upon and act upon a request or direction from Borrowing Agent and all Borrowers shall be liable for all Revolving Loans made by Lender in response to a request from Borrowing Agent.

         (b) Equipment Loans. Subject to the terms and conditions of this Agreement and the Other Agreements, from the Closing Date through the second anniversary of the Closing Date, Lender shall make advances (each such Loan, and any portion thereof, an "Equipment Loan") to any Borrower as Borrowing Agent may request from time to time in an amount not to exceed eighty percent (80%) of the purchase price (exclusive of sales taxes, delivery and installation charges and other "soft" costs related to such purchase) of new Equipment to be purchased for the business operations of Borrowers and upon which Lender shall have a first priority perfected security interest; provided, that (i) the aggregate amount advanced for all such purchases during the Term shall not exceed Five Hundred Thousand Dollars ($500,000) (the "Equipment Loan Limit"), (ii) at least five (5) Business Days prior to any such advance hereunder, such Borrower shall have furnished to Lender an invoice and acceptance letter for the Equipment being purchased and shall have executed such documents and taken such other actions as Lender shall required to assure that Lender has a first priority perfected security interest in such Equipment, and (iii) each advance hereunder shall be in an amount not less than One Hundred Thousand Dollars ($100,000). The proceeds of each Equipment Loan shall be used to purchase the subject Equipment from the vendor thereof.

         (c) Term Loan A. Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, Lender shall make a term loan to AM Communications in an amount equal to Two Million Two Hundred Thousand Dollars ($2,200,000) ("Term Loan A").

         (d) Term Loan B. Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, Lender shall make a term loan to Borrowers in an amount equal to Five Hundred Thousand Dollars ($500,000) ("Term Loan B").

         (e) Repayment of Loans.

             (i) Revolving Credit Loans. The principal owing with respect to the Revolving Loans shall be repaid on the last day of the Term, subject to earlier acceleration upon the occurrence and during the continuance of an Event of Default as provided in Section 16 (and the repayment of overadvances as set forth in subsection 2(a) hereof) or upon termination of this Agreement as provided in Section 10.

             (ii) Equipment Loans. Each Equipment Loan shall be repaid in consecutive equal monthly installments of principal payable on the first day of each month, commencing on the first day of the month immediately following the date of such Equipment Loan, based on a sixty (60) month amortization of such Equipment Loan; provided, that any remaining outstanding principal balance of each Equipment Loan shall be repaid on the last day of the Term, subject to earlier acceleration upon the occurrence and during the continuance of an Event of Default as provided in Section 16 or upon termination of this Agreement as provided in Section 10.

             (iii)    Term Loan A. Term Loan A shall be repaid in thirty-five
(35) consecutive equal monthly installments of Twelve Thousand Two Hundred Twenty-Two and 22/100 Dollars ($12,222.22) payable on the first day of each month, commencing on the first day of the month immediately following the Closing Date; provided, that any remaining outstanding principal balance of Term Loan A shall be repaid on the last day of the Term, subject to earlier acceleration upon the occurrence and during the continuance of an Event of Default as provided in Section 16 or upon termination of this Agreement as provided in Section 10.

             (iv)     Term Loan B. Term Loan B shall be repaid in twenty-three
(23) consecutive equal monthly installments of Twenty Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($20,833.33) payable on the first day of each month, commencing on the first day of the month immediately following the Closing Date; provided, that any remaining outstanding principal balance of Term Loan B shall be repaid on the second anniversary of the Closing Date, subject to earlier acceleration upon the occurrence and during the continuance of an Event of Default as provided in Section 16 or upon termination of this Agreement as provided in Section 10.

         (f) Mandatory Repayments.

             (i) Sales of Assets. Except as expressly provided in Subsection 13(d), upon receipt of the proceeds of the sale or other disposition of any Collateral, or if any Collateral is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof (whether insurance or otherwise) shall be paid by such Borrower to Lender immediately upon receipt thereof by such Borrower as a mandatory prepayment of the Term Loans (except for proceeds of the sale of Inventory in the ordinary course of business which shall be applied to the Revolving Loans), as determined by Lender in its sole discretion, such payment to be applied against the remaining installments of principal in the inverse order of their maturities until the Term Loans are repaid in full, and then against the other Liabilities, as determined by Lender in its sole discretion.

             (ii) Excess Cash Flow. Ten (10) days after receipt of Borrowers' Fiscal Year end audited financial statements for each Fiscal Year of Borrowers commencing with Borrowers' Fiscal Year ended March 29, 2003 Borrowers shall make a mandatory prepayment of Term Loan B in an amount equal to fifty percent (50%) of Excess Cash Flow for the Fiscal Year just ended, such prepayment to be applied against the remaining installments of principal thereunder in the inverse order of their maturities, such mandatory prepayments to continue until the date on which Term Loan B shall be repaid in full.

         (g) Payment Dates as Business Days. If any payment due date specified in Subsection 2(b) (or otherwise in this Agreement) is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

         (h) Notes. The Loans may, in Lender's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to Lender (collectively, the "Notes"). However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender. All obligations of all Borrowers with respect to the Liabilities shall at all times be joint and several, regardless of which Borrower actually receives or uses proceeds of the Loans.

         (i) Voluntary Partial Prepayments and Partial Permanent Reductions to Maximum Revolving Loan Limit. Borrowers shall have the right to make partial prepayments of the Term Loans and reduce the Maximum Revolving Loan Limit at any time and from time to time on the following terms and conditions: (i) Borrowing Agent shall give the Lender prior written notice (specifying (A) the amount of such prepayment, (B) in the case of the Term Loans, the specific Term Loan to which such prepayment relates and (C) in the case of LIBOR Rate Loans, the specific LIBOR Rate Loan(s) to which such prepayment relates) prior to 10:30 A.M. (Chicago time) (x) of at least one (1) Business Day of its intent to prepay Prime Rate Loans and (y) of at least three (3) Business Days of its intent to prepay LIBOR Rate Loans; (ii) each partial prepayment of a Term Loan shall be in an aggregate principal amount of at least $100,000 and in integral multiples of $100,000 in excess thereof, (iii) each reduction of the Maximum Revolving Loan Limit shall be permanent and in an aggregate principal amount of at least $250,000 and in integral multiples of $100,000 in excess thereof, provided that the aggregate amount of all such partial permanent reductions of the Maximum Revolving Loan Limit may not exceed $3,500,000, and (iv) each prepayment in respect of any Term Loan shall be applied to the unpaid installments thereof in the inverse order of maturity; and (v) Borrowers shall pay all fees required under Subsection 4(c)(iii) and, to the extent applicable, Breakage Costs.

3.       LETTERS OF CREDIT.

         (a) General Terms.

         Subject to the terms and conditions of the Agreement and the Other Agreements, during the Term, Lender may, in its sole discretion, from time to time cause to be issued and co-sign for or otherwise guarantee, upon Borrowing Agent's request for the benefit of any Borrower, standby Letters of Credit denominated in United States Dollars for the account of any of the Borrowers; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed the lesser of (i) One Million Dollars ($1,000,000) or
(ii) an amount equal to the Borrowing Base minus the Revolving Outstandings; provided further, that the aggregate Letter of Credit Obligations attributable to Letters of Credit issued for the account of such Borrower, plus the aggregate unpaid principal balance of Revolving Loans made to any Borrower shall not at any time exceed the Individual Revolving Loan Limit of such Borrower. Payments made by Lender to any Person on account of any Letter of Credit or any drawing thereunder (specifically including payments by Lender to the issuer of such Letter of Credit in reimbursement for any payments made and/or drawings honored by such issuer with respect to such Letter of Credit ("Issuer Reimbursement Payments")) shall constitute Revolving Loans made as Prime Rate Loans hereunder and Borrowers agree that each such payment made by Lender (specifically including any Issuer Reimbursement Payments) shall constitute a request by Borrowing Agent on behalf of Borrowers for a Revolving Loan as a Prime Rate Loan to reimburse such issuer. Such Revolving Loans may be made by Lender regardless of the existence of any Event of Default and whether or not the aggregate outstanding principal balance of the Revolving Loans after giving effect to such Revolving Loans, exceeds any of the limitations or sublimitations set forth in this Agreement (provided that if an Event of Default does exist or the aggregate outstanding principal balance of Revolving Loans would exceed such limit(s), Lender may, in its sole discretion, decline to make such a Revolving Loan). Such Revolving Loans shall be a part of the Liabilities hereunder secured by the Collateral as set forth herein.

         (b) Requests for Letters of Credit.

         Borrowing Agent shall make requests for Letters of Credit to be issued for the account of any Borrower in writing at least two (2) Business Days prior to the date such Letter of Credit is to be issued. Each such request shall specify the account party, the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

         (c) Obligations Absolute.

         Borrowers shall be obligated to reimburse the issuer of any Letter of Credit, or Lender, if Lender has reimbursed such issuer on Borrowers' behalf, for any payments made in respect of any Letter of Credit or any drawing thereunder regardless of which Borrower is the applicant or account party, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which any Borrower or any other Person may have against any beneficiary of any Letter of Credit, Lender or the issuer of the Letter of Credit, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (vi) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, the Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of Borrowers' obligations hereunder. It is understood and agreed by each Borrower that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary.

         (d) Expiration Dates of Letters of Credit.

         The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the tenth (10th) day prior to the end of the Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the tenth (10th) day prior to the end of the Term.

4.       INTEREST, FEES AND CHARGES.

         (a) Interest Rate.

         Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (i),
(ii) or (iii) below (except that Term Loan B shall only bear interest at the per annum rate of interest set forth in subsection (i) or (iii) below):

             (i) A per annum rate of interest equal to the Prime Rate in effect from time to time, plus the Applicable Margin payable in United States Dollars on the first Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

             (ii) A per annum rate of interest equal to the LIBOR Rate for the applicable Interest Period, plus the Applicable Margin, such rate to remain fixed for such applicable Interest Period. "Interest Period" shall mean any continuous period of one (1) month, two (2) months or three (3) months, as selected from time to time by the Borrowing Agent with respect to such LIBOR Rate Loan by irrevocable notice (in writing or by facsimile) given to Lender not less than three (3) Business Days prior to the first day of each respective Interest Period and no later than 10:30 A.M. (Chicago Time) on such date; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Term; and (C) if for any reason the Borrowing Agent shall fail to timely select a period, then such LIBOR Rate Loan shall continue as, or revert to, Prime Rate Loans. Interest on LIBOR Rate Loans shall be payable in United States Dollars on the first Business Day of each month in arrears and also on the last Business Day of the then applicable Interest Period.

             (iii) Upon the occurrence of an Event of Default and during the existence thereof, the Loans shall bear interest at the rate of two percent (2.00%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable in United States Dollars on demand.

             (iv) All interest on all Loans shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

             (v) To the extent not already provided for herein, any final payment of the entire principal balance outstanding with respect to the Loans shall be accompanied by payment in United States Dollars of all the outstanding accrued and unpaid interest with respect to the Loans.

         (b) Other LIBOR Provisions.

             (i) Subject to the provisions of this Agreement, the Borrowing Agent, shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans made to Borrowers to, or request that new Loans be made to Borrowers as, LIBOR Rate Loans of various Interest Periods, (B) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (C) as of the last day of any Interest Period, to convert all or any portion of the relevant LIBOR Rate Loans to Prime Rate Loans; and (D) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be made or continued as or converted to LIBOR Rate Loans, if the continuation or conversion thereof would violate the provisions of subsections 4(b)(ii) or 4(b)(iii) of this Agreement or if an Event of Default exists.

             (ii) Lender's determination of the LIBOR Rate as provided above shall be conclusive, absent manifest error. Furthermore, if Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (A) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Lender in the London Interbank Eurodollar market in the ordinary course of business, or (B) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by Borrowers to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in subsection 4(a)(ii) of this Agreement shall not represent the effective pricing to Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Lender shall promptly notify Borrowing Agent and (1) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (2) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

             (iii) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending offices (a "Regulatory Change"), shall, in the opinion of counsel to Lender, make it unlawful for Lender to make or maintain LIBOR Rate Loans, then Lender shall promptly notify the Borrowing Agent and (A) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (B) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

             (iv) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan is not made and/or does not occur on a date specified by the Borrowing Agent in its request (other than as a result of a default by Lender), the Borrowers agree to indemnify Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Lender to fund or maintain such LIBOR Rate
Loan) cost or expense incurred by Lender as a result of such prepayment (such costs, expenses or loss, "Breakage Costs").

             (v) If any Regulatory Change (whether or not having the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender; (B) subject Lender or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Lender of principal or interest due from a Borrower to Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (C) impose on Lender any other condition regarding the LIBOR Rate Loans or Lender's funding thereof, and Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Lender hereunder, then the applicable Borrowers shall pay to Lender, on demand, such additional amounts as Lender shall, from time to time, determine are sufficient to compensate and indemnify Lender from such increased cost or reduced amount.

             (vi) Lender shall receive payments of amounts of principal of and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If (A) Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or, (B) Borrowers shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Lender to reflect all additional costs incurred by Lender in connection with the payment by Lender or the withholding by a Borrower of such Tax and Borrowers shall provide Lender with a statement detailing the amount of any such Tax actually paid by Borrowers. Determination by Lender of the amount of such costs shall be conclusive, absent manifest error. If after any such adjustment any part of any Tax paid by Lender is subsequently recovered by Lender, Lender shall reimburse Borrowers to the extent of the amount so recovered. A certificate of an officer of Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

             (vii) Each request for LIBOR Rate Loans shall be in an amount not less than $1,000,000, and in integral multiples of $100,000.

             (viii) Unless otherwise specified by Borrowing Agent, all Loans shall be Prime Rate Loans.

             (ix) No more than five (5) LIBOR Rate Loans may be outstanding at any one time.

         (c) Fees And Charges.

             (i) Commitment Fee: Borrowers shall pay to Lender a commitment fee in United States Dollars of Fifty-Three Thousand Five Hundred Dollars ($53,500), which fee was fully earned by Lender upon the execution of the Commitment Letter, and was paid by Borrowers in connection with the execution of the Commitment Letter.

             (ii) Unused Line Fee: Borrowers shall pay to Lender an unused line fee in United States Dollars of 0.50% of the difference between (x) the Maximum Revolving Loan Limit and (y) the average daily balance of the outstanding Revolving Loans plus the average daily amount of outstanding Letter of Credit Obligations for each month, which fee shall be fully earned by Lender and payable monthly in arrears on the first Business Day of each month. Said fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

             (iii) Prepayment Fee: In the event that Borrowers prepay all of the Liabilities hereunder, including all of the principal outstanding under the Revolving Loans, and elect to terminate this Agreement prior to the last day of the Term, which Borrowers may elect to do at any time but only upon 90 days prior written notice to Lender, Borrowers shall pay to Lender a prepayment fee ("Prepayment Fee") in United States Dollars equal to (i) 3.00% of the Maximum Loan Limit if such prepayment occurs on or prior to the first anniversary of the Closing Date, (ii) 2.00% of the Maximum Loan Limit if such prepayment occurs after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date and (iii) 1.00% of the Maximum Loan Limit if such prepayment occurs after the second anniversary of the Closing Date but prior to the last day of the Term; provided, however, that no Prepayment Fee will be charged in connection with a prepayment of all or any portion of the Liabilities with proceeds of a Casualty Loss. If Borrowers make any reductions of the Maximum Revolving Loan Limit or make voluntary partial prepayments of the Term Loans in accordance with Subsection 2(i), then a pro-rata portion of the Prepayment Fee determined pursuant to the preceding sentence shall be payable in connection therewith. Borrowers acknowledge that such fee is intended to compensate Lender for actual damages and is not established or to be treated as a penalty.

             (iv) Letter of Credit Fees. Borrowers shall remit to Lender a letter of credit fee in United States Dollars equal to 3.00% per annum on the aggregate undrawn face amount of each Letter of Credit for each day such Letter of Credit is to be outstanding, which fee shall be payable monthly in advance on
(x) the date of issuance of each such Letter of Credit (for the time period from such date of issuance through the last day prior to the first Business Day of the month following the month in which such issuance occurs) and (y) on the first Business Day of each month thereafter during any portion of which month such Letter of Credit is to be outstanding (for the time period from such first Business Day through the earlier of (i) the last day prior to the first Business Day of the following month or (ii) the expiration date of such Letter of Credit). Each monthly installment of such letter of credit fee is fully earned and nonrefundable upon the coming due thereof. Said fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Borrowers shall also pay on demand to Lender an amount equal to the normal and customary administrative charges of the issuer of the Letters of Credit for the issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

             (v) Audit Fees. Borrowers shall pay to Lender the Audit Fees provided for in Subsection 12(d). Such Audit Fees shall be fully earned upon the incurrence thereof and shall be payable on demand.

             (vi) Collateral Management Fee. Borrowers shall pay to Lender a collateral management fee in United States Dollars of One Thousand Dollars ($1,000) per month, which fee shall be fully earned and payable monthly in advance on the first Business Day of each month.

             (vii) Costs and Expenses: Borrowers shall reimburse Lender for all out of pocket costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Lender in connection with the (i) analysis, due diligence, documentation and, consummation of this transaction and the Loans and any other transactions between Borrowers and Lender, including, without limitation, fees and expenses for Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, field examination costs, appraisal costs and environmental audit or review costs; (ii) amendments, waivers or consents with respect to this Agreement and any Other Agreements; (iii) protection, preservation, defense or enforcement of any rights of Lender in or to the Collateral or otherwise under this Agreement or any Other Agreements; (iv) collection of any Liabilities; and (v) non-overhead administration of this Agreement (primarily expected, if necessary, to include any of the foregoing plus periodic consultation or analysis with counsel concerning its rights under this Agreement and the Other Agreements). Borrowers shall also pay all normal service charges with respect to all accounts maintained by each Borrower with Lender and LaSalle Bank and any additional services requested by any Borrower from Lender and LaSalle Bank. All such costs, expenses and charges shall, if owed to LaSalle Bank, be reimbursed by Lender and in such event or in the event such costs and expenses are owed to Lender, constitute Liabilities hereunder, shall be payable by Borrowers to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

             (viii) Capital Adequacy Charge. If Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Borrowers of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrowers shall pay to Lender such additional amount or amounts ("Capital Adequacy Charge") as will compensate Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

         (d) Maximum Interest. It is the intent of the parties that the rate of interest and other charges to each Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrowers (or any one of them), then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrowers.

5.       COLLATERAL.

         (a) Grant of Security Interest to Lender. As security for the payment of all Loans now or in the future made by Lender to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each Borrower hereby assigns to Lender and grants to Lender a continuing, valid and, enforceable first priority (subject only to the Existing IP Lien) and only (other than Permitted Liens) lien, charge and security interest in all assets and property of any kind of such Borrower, including without limitation, all of the following property: whether tangible or intangible and whether now or hereafter owned, existing, acquired, created or arising and wherever now or hereafter located:
(a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles (other than any vehicles subject to any lien or security interest granted to any holder of purchase money Indebtedness with respect to such vehicle(s)) and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit D hereto;
(i) Payment Intangibles; (j) Supporting Obligations; (k) any other property of such Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (l) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Borrowers' books and records relating to any of the foregoing and to such Borrowers' business.

         (b) Other Security. Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of any Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Liabilities, payable by Borrowers to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

         (c) Possessory Collateral. Promptly (but in any event within 10 days) after any Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as such Borrower's attorney and agent-in-fact, to endorse or assign the same on such Borrower's behalf.

         (d) Electronic Chattel Paper. To the extent that a Borrower obtains or maintains any Electronic Chattel Paper, such Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv),
(v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

         (e) Intentionally Omitted.

         (f) Pledge. As further security for the payment of all Loans now or in the future made by Lender to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each Borrower shall pledge to Lender all of the capital stock or other equity interests of each of such Borrower's Subsidiaries (including each Subsidiary which is a Borrower) pursuant to a pledge agreement dated as of the date hereof acceptable to Lender (each a "Pledge Agreement"). Borrowers shall take all other steps requested by Lender which Lender shall deem necessary, prudent or desirable in order for Lender to have Control over any Investment Property pledged under this Subsection, and/or for Lender otherwise to perfect and protect its pledge in such capital stock and other equity interests. Immediately upon the creation of a new Subsidiary (subject to Subsection 13(d) hereof), each Borrower shall pledge the capital stock or other equity interests of such new Subsidiary as required by this Subsection and comply with all of the provisions of this Subparagraph with respect to such capital stock or other equity interests. The term "Collateral" shall further include all of the Investment Property pledged pursuant to this Subsection.

         (g) Intentionally Omitted.

         (h) Commercial Tort Claims; Letter-of-Credit Rights. Each Borrower represents and warrants to Lender that such Borrower does not have any pending Commercial Tort Claims or Letter-of-Credit Rights except as shown on Schedule 3
(h) attached hereto. Borrowers shall be deemed to restate this representation and warranty at the time of each Loan as if this representation and warranty had been set forth in full in Section 11 hereof.

         (i) Real Estate Collateral. As further security for the payment of all Loans now or in the future made by Lender to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each Borrower shall grant to Lenders a continuing first priority lien and mortgage upon, in and to all of such Borrower's now owned or hereafter acquired Real Property (including, without limitation, the Initial Mortgaged Premises). Each Borrower hereby agrees to execute in favor of Lender, either on the Closing Date or at such future time as any Real Property is acquired (as applicable), a mortgage or deed of trust in form and substance acceptable to Lender with respect to each such piece of Real Property (each such mortgage or deed of trust (or debenture), as it may hereafter be amended, modified restated or replaced from time to time, a "Mortgage"). Each such Mortgage shall be duly recorded, at the expense of Borrowers in such recording office(s) as necessary to create a fully valid and perfected public lien in favor of Lender on the Real Property covered by such Mortgage. Each Borrower also agrees to deliver or cause to be delivered to Lender such other documents (in form and substance acceptable to Lender) and assurances relative to each parcel of Real Property, including without limitation, assignments of rents and leases, title insurance, flood insurance certificates and/or policies, endorsements, surveys, certificates, and legal opinions as Lender and its counsel may request. The definition of "Collateral" shall include the Real Property.

         (j) Rights Under Leases. As additional security for all Liabilities, each Borrower shall assign to Lender for the benefit of Lender all of such Borrower's rights as lessor under any and all leases with respect to Real Property (collectively, the "Assignments of Rents and Leases").

         (k) Title Insurance Policies. Borrowers shall provide to Lender, on the Closing Date, title insurance policies, obtained at the expense of Borrowers, insuring the mortgage lien of Agent upon the Initial Mortgaged Premises. Such title insurance policies shall be in amounts and in form and substance and issued by insurers that are acceptable to Lender in its reasonable discretion. Further, each Borrower agrees to provide title insurance policies meeting the above criteria with respect to each and every piece of Real Property acquired by any Borrower subsequent to the Closing Date no later than the date of acquisition thereof.

         (l) Lien Documents. At closing and thereafter as Lender deems necessary or desirable, each Borrower shall execute and deliver, or cause to be executed and delivered, to Lender any agreements, documents and instruments, including without limitation, the Mortgage with respect to the Initial Mortgaged Property, required by Lender to evidence, perfect or protect Lender's liens and security interests in the Collateral. In addition to the foregoing, each Borrower shall do anything further that may be lawfully required by Lender to effectuate the intentions and objects of this Agreement, including, but not limited to, the execution and delivery of additional agreements, documents and instruments.

6.       PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS
         THEREIN.

         Each Borrower hereby authorizes Lender to file UCC-1 financing statements against such Borrower covering the Collateral owned by such Borrower (and describing such collateral, if Lender shall so choose in its absolute discretion, as "All Assets" of such Borrower) in such jurisdictions as Lender shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Lender hereunder, with or without the signature of such Borrower. Each Borrower shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary, prudent or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary, prudent or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities. Without limiting the generality of the foregoing, each Borrower agrees (a) to provide a landlord's waiver reasonably satisfactory to Lender for each leased location where such Borrower maintains books and records or any Equipment financed with Equipment Loans (provided that, so long as books and records information pertaining to the business of AM Nex-Link is available at the Initial Mortgaged Premises, Borrowers shall not be required to provide a landlord's waiver for AM Nex-Link's Florida location if all such books and records are moved to the Initial Mortgaged Premises prior to October 1, 2002 and maintained at such location thereafter), and (b) to use best efforts to provide a landlord's waiver reasonably satisfactory to Lender for each other leased location of such Borrower. Each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Each Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Each Borrower further ratifies and confirms the prior filing by Lender of any and all financing statements (and any appropriate amendments or continuations thereof) which identify such Borrower as debtor, Lender as secured party and any or all Collateral as collateral. Notwithstanding anything to the contrary contained herein, no Borrower shall be required to comply with any certificate of title statute in order to perfect Lender's security interest in vehicles unless an Event of Default exists and Lender requests that Borrower so comply with the applicable certificate of title statutes.

7.       POSSESSION OF COLLATERAL AND RELATED MATTERS.

         So long as no Event of Default exists, each Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Borrower's business consistent with past practices, to (a) sell, lease or furnish under contracts of service any of such Borrower's Inventory normally held by such Borrower for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by such Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Borrower.

8.       COLLECTIONS.

         (a) Each Borrower shall direct all of its Account Debtors to make all payments on the Accounts of such Borrowers directly to certain post office boxes (each a "Lock Box") designated by, and under the exclusive control of, Lender, at LaSalle Bank. A Lock Box shall be established for each Borrower In connection with each such Lock Box, Borrowers shall establish one or more deposit accounts (each a "Lock Box Account") in Lender's name with LaSalle Bank, into which all payments received in the respective Lock Box shall be deposited. Each Borrower will, immediately upon receipt thereof, deposit into the applicable Lock Box Accounts all payments received by such Borrower on its Accounts and any and all other cash proceeds of any Collateral in the identical form in which such payments were received, whether by cash or check, and each such Borrower shall direct any Account Debtor wishing to send a wire transfer as payment to send any funds to the applicable Lock Box Account. If any such Borrower or any Affiliate or Subsidiary of such Borrower or any shareholder, officer, director, employee or agent of such Borrower or any Affiliate or Subsidiary thereof, or any other Person acting for or in concert with such Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the applicable Lock Box Account. The applicable Borrower shall execute a tri-party account control agreement with respect to each applicable Lock Box Account (each such agreement, as it may hereafter be amended, modified, restated or replaced from time to time, a "Lock Box Account Control Agreement") among Lender, the applicable Borrower and LaSalle Bank. Each such Lock Box Control Agreement shall provide that the amounts on deposit in such Lock Box Account are the sole and exclusive property of Lender, that LaSalle Bank will follow the instructions of Lender with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from the applicable Borrower, that LaSalle Bank has no right to setoff against the Lock Box Account or against any other account maintained by LaSalle Bank into which the contents of the Lock Box Account are transferred, and that LaSalle Bank shall wire, or otherwise transfer (in a manner satisfactory to Lender) in immediately available funds all funds deposited in the Lock Box Account on a daily basis as such funds are collected to a cash collateral account maintained with LaSalle Bank, which account shall be maintained in the name of Lender and shall be under the sole dominion and control of Lender ("Cash Collateral Account").

         (b) Each Borrower agrees that all payments and other funds received by Lender from such Lock Box Accounts or otherwise, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be, if received directly by a Borrower, promptly remitted to Lender and applied on account of the applicable Liabilities in accordance with the terms of this Agreement; provided, that so long as no Event of Default has occurred, payments received by Lender shall not be applied to the unmatured portion of the LIBOR Rate Loans, but shall be held in a cash collateral account maintained by Lender, until the earlier of (i) the last Business Day of the Interest Period applicable to such LIBOR Rate Loan and (ii) the occurrence of an Event of Default; provided further, that so long as no Event of Default has occurred and is continuing, the immediately available funds in such Cash Collateral Account may be disbursed, at Borrowers discretion, to the applicable Borrowers so long as after giving effect to such disbursement, the aggregate outstanding balance of all Revolving Loans does not exceed any limitations set forth in Subsection 2(a) hereof. Borrowers agree to pay all fees, costs and expenses in connection with opening and maintaining the Lock Boxes and Lock Box Accounts. All of such fees, costs and expenses if not paid by Borrowers, may be paid by Lender and in such event all amounts paid by Lender shall constitute Liabilities hereunder, shall be payable to Lender by Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by the applicable Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on such Borrower's behalf. For the purpose of this Section 8, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower's true and lawful attorney and agent-in-fact (i) to endorse such Borrower's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof, (iii) to have access to any lock box into which any of such Borrower's mail is deposited, and open and process all mail addressed to such Borrower and deposited therein and (iv) following the occurrence and during the continuance of an Event of Default, to have access to any other postal box into which any of such Borrower's mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.

         (c) Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of each Borrower's Accounts or other amounts owed to a Borrower by suit or otherwise; (ii) exercise all of such Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to such Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of such Borrower or other amount owed to such Borrower upon such terms, for such amount and at such time or times as Lender deems advisable;
(v) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill such Borrower's obligations under this Agreement and to allow Lender to collect the Accounts or other amounts owed to such Borrower. In addition to any other provision hereof, Lender may at any time, after the occurrence and during the continuance of an Event of Default, at Borrowers' expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

         (d) Subject to the provisions of Subsection 8(a), for purposes of calculating interest and fees due under this Agreement, Lender shall, within one
(1) Business Day after receipt into any Lock Box or deposit into any Lock Box Account of checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the applicable Liabilities in such order as Lender shall determine in its sole discretion. Borrowers shall pay a monthly collection fee equal to the same one day's interest on all payments and deposits made into the Lock Box Accounts during such month, such fee to be payable in arrears on the first day of each month. Subject to the provisions of Subsection 8(a), for purposes of determining the amount of Loans available for borrowing purposes, such checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Lender shall determine in its sole discretion, on the day of receipt, subject to actual collection.

         (e) On a monthly basis, Lender shall deliver to Borrowing Agent an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrowers unless Borrowing Agent notifies Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrowing Agent and any such notice shall only constitute an objection to the items specifically identified.

9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

         (a) Borrowing Base Certificates and Weekly Reports. Borrowers shall deliver to Lender an executed loan report and borrowing base certificate in Lender's then current form once every seven (7) days (or more frequently, if so required by Lender in its sole discretion), which shall be calculated as of the last Business Day of the prior week (or as of such other day, if more frequent submissions are required by Lender) and be accompanied by copies of the existing corresponding sales journal, cash receipts journal and credit memo journal of each Borrower for the relevant period. Such report shall separately reflect the activity of each such Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Lender and shall contain such additional information concerning Accounts as may be requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

         (b) Monthly Reports. Borrowers shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event: within fifteen (15) days after the end of each month, (i) a detailed trial balance and reconciliation of each Borrower's Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses of all Account Debtors of each Borrower, (ii) a summary and detail of accounts payable of each Borrower (such Accounts and accounts payable divided into 30 day time intervals), including a listing of any held checks and
(iii) a summary and detail of all outstanding performance bonds posted by each Borrower.

         (c) Financial Statements. Borrowers shall deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate ("Compliance Certificate") in the form of Exhibit A hereto, which Compliance Certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than thirty
(30) days after each calendar month, copies of internally prepared financial statements for the Borrowers on a consolidated and consolidating basis, in accordance with GAAP, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of certified, subject to normal year-end adjustments, by the Chief Financial Officer of Borrowing Agent; and (ii) no later than ninety (90) days after the end of each Fiscal Year audited, accountant-prepared annual financial statements for the Borrowers on a consolidated and consolidating basis in accordance with GAAP, with an unqualified opinion (on the consolidated statements) by independent certified public accountants selected by Borrower and reasonably satisfactory to Lender, which financial statements shall be accompanied by (a) a report of such independent certified public accountants stating that they have reviewed Section 14 of this Agreement and that in making the examinations necessary to rendering their unqualified opinion, such examination did not disclose the existence of any Event of Default resulting from the Borrowers' failure to comply with any subsection contained in Section 14 (or if such examination did disclose the existence of such an Event of Default, then stating that such Event of Default exists together with a description thereof), and (b) copies of any management letters sent to Borrower by such accountants (each such set of annual audited financial statements together with the accountants' letters and the Compliance Certificate related thereto, the "Annual Financial Statements".)

         (d) Annual Projections. As soon as practicable and in any event within sixty (60) days prior to the first day of each Fiscal Year, Borrowers shall deliver to Lender projected balance sheets, statements of income and cash flow for the Borrowers for each of the twelve (12) months in such coming Fiscal Year, which projections shall reflect the projected monthly financial results of Borrowers on a consolidated basis and the projected quarterly financial results of Borrowers on a consolidating basis, and shall include the assumptions used therein together with appropriate supporting details as reasonably requested by Lender.

         (e) Public Reporting. Promptly upon the filing thereof, Borrowers shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which any Borrower files with the Securities and Exchange Commission, as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

         (f) Other Information. Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections regarding Borrowers or any one or more of them as Lender may reasonably request.

10.      TERMINATION.

         THIS AGREEMENT SHALL BE IN EFFECT FROM THE CLOSING DATE UNTIL THE DATE OF THE THIRD ANNIVERSARY OF THE CLOSING DATE (THE "TERM") UNLESS (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF; OR (B) BORROWERS ELECT TO TERMINATE THIS AGREEMENT AT ANY TIME BY GIVING LENDER AT LEAST NINETY BUSINESS DAYS NOTICE OF SUCH ELECTION AND BY PAYING ALL OF THE LIABILITIES IN FULL (INCLUDING ANY APPLICABLE BREAKAGE COST OR PREPAYMENT FEE) AND BY EITHER (X) PROVIDING CASH COLLATERAL IN AN AMOUNT EQUAL TO 105% OF THE UNDRAWN FACE AMOUNT OF ALL OUTSTANDING LETTERS OF CREDIT OR (Y) OBTAINING THE AGREEMENT OF ALL BENEFICIARIES ON EACH OF THE OUTSTANDING LETTERS OF CREDIT TO THE TERMINATION THEREOF AND ALSO DELIVERING ALL ORIGINAL COPIES OF EACH SUCH LETTER OF CREDIT TO LENDER. If one or more of the events specified in clauses
(A) or (B) occurs, then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, Borrowers shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrowers, and if Borrowers are obtaining new financing from another lender, Borrowers shall either (x) deliver such lender's indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to any Borrower's accounts, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower's account or (y) provide cash collateral to Lender in an amount equal to 105% of the aggregate amount of all checks which Lender has credited to any Borrower's accounts which Lender reasonably believes have not yet cleared pursuant to the terms and provisions of a cash collateral account agreement satisfactory to Lender.

11.      REPRESENTATIONS AND WARRANTIES.

         Each Borrower hereby represents and warrants to Lender, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall, be true at the time of Borrowers' execution hereof and the closing of the transactions described herein or related hereto (it being expressly understood that all representations are being made after consummation of the transactions contemplated by the Acquisition Documents and as to the business, property and condition of Target, having merged into AM Nex-Link, as well as to all other Borrowers), shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by each Borrower at the time each Loan is made pursuant to this Agreement, with respect to itself and each of its Subsidiaries as follows (provided that any representation or warranty made as of a specific date shall be true, shall remain true and shall be remade as of such date):

         (a) Financial Statements and Other Information. The Pre-Closing Financials and other information delivered or to be delivered by Borrowers to Lender at or prior to the Closing Date accurately reflect the financial condition of the Borrowers, and there has been no material adverse change in the financial condition, the operations or any other status of any Borrower since March 30, 2002. All written information now or heretofore furnished by each Borrower to Lender is true and correct as of the date with respect to which such information was furnished.

         (b) Locations. The office where each Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Borrower's chief executive office and all of each Borrower's other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Schedule 11(b) and at other locations within the continental United States of which Lender has been advised by a Borrower in accordance with Subsection 12(b)(i). The Collateral, including, without limitation, the Equipment (except any part thereof which a Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Schedule 11(b), and at other locations within the continental United States of which Lender has been advised by a Borrower in writing in accordance with Subsection 12(b)(i) hereof.

         (c) Loans by Borrower. No Borrower (nor any of its Subsidiaries) has made any loans or advances to any Affiliate or other Person except for those loans or advances outstanding on the date hereof as shown on Schedule 11(c) attached hereto.

         (d) Accounts and Inventory. Each Account which Borrowers shall, expressly or by implication, request Lender to classify as an Eligible Account shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the definition of "Eligible Account" as set forth herein and as otherwise established by Lender from time to time.

         (e) Liens. Each Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens (which in no event shall attach to any Accounts of any Borrower).

         (f) Organization, Authority and No Conflict. Each Borrower is a corporation duly organized, validly existing and in good standing in its jurisdiction of organization and has an organizational identification number and chief executive office as indicated on Schedule 1(a) hereto. Each Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary except where failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. Each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Each Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of such Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Borrower, and each Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Borrower or any of its property may be bound or affected. Except as set forth on Schedule 11(f) hereto, no Borrower is party to any material agreement, contract or other document which is not listed in the exhibit section to AM Communications' Form 10-KSB for the Fiscal Year ended March 30, 2002 filed with the SEC.

         (g) Litigation. Except as shown on Schedule 11(g) attached hereto, there are no actions or proceedings which are pending or threatened in writing against any Borrower (or any of its Subsidiaries) and each Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender.

         (h) Compliance with Laws and Maintenance of Permits. Each Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would be reasonably likely to have a Material Adverse Effect. Each Borrower (and each of its Subsidiaries) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would be reasonably likely to have a Material Adverse Effect.

         (i) Affiliate Transactions. Except as set forth on Schedule 11(i) attached hereto, no Borrower (nor any of its Subsidiaries) is conducting, permitting or suffering to be conducted, transaction with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business consistent with past practices pursuant to terms that are no less favorable to such Borrower (or its Subsidiary) than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

         (j) Names and Trade Names. Each Borrower's corporate name has always been as set forth on the first page of this Agreement and no Borrower uses any trade names, assumed names, fictitious names or division names in the operation of its business, except in each case as set forth on Schedule 11(j) hereto.

         (k) Equipment. Each Borrower has good and indefeasible and merchantable title to and ownership of all Equipment. No Equipment is a Fixture to real estate or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Lender.

         (l) Enforceability. This Agreement and the Other Agreements to which each Borrower is a party are the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization or similar laws affecting enforcement of creditors' rights generally, and general equitable principles.

         (m) Solvency. After giving effect to the transactions contemplated hereby and the Acquisition Documents, Borrowers (taken as a whole) are Solvent. After giving effect to the Loans to be made and Letters of Credit to be issued hereunder, Borrowers (taken as a whole) are, and will at all times be, Solvent.

         (n) Indebtedness. Except as set forth on Schedule 11(n) attached hereto, no Borrower is obligated (directly or indirectly) for any Indebtedness other than the Loans.

         (o) Margin Security and Use of Proceeds. No Borrower owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         (p) Capital Structure. Schedule 11(p) attached hereto sets forth as to each Borrower (and each of its Subsidiaries) the number of issued and outstanding shares of each class of capital stock or the total membership interest (as applicable) of each such Borrower (or Subsidiary) (and also sets forth, with respect to each such Subsidiary which is not also a Borrower, the address of the chief executive office and the organizational identification number of such Subsidiary.) Schedule 11(p) hereto also sets forth in graphic format a true and complete corporate organizational structure chart for the Borrowers and their Subsidiaries.

         (q) No Defaults. Each material contract (including, without limitation, the Designated Contracts and the Acquisition Documents), lease and commitment to which any Borrower is a party or by which it is bound is valid, binding and enforceable upon such Borrower and each of the other parties thereto in accordance with their respective terms. No Borrower is in default under any material contract (including, without limitation, the Designated Contracts and the Acquisition Documents), lease or commitment to which it is a party or by which it is bound, nor does any Borrower know of any dispute regarding any contract, lease or commitment which would be reasonably likely to have a Material Adverse Effect.

         (r) Employee Matters. There are no controversies pending or threatened in writing between any Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect, and each Borrower (and each of its Subsidiaries) is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not be reasonably likely to have a Material Adverse Effect.

         (s) Intellectual Property. Each Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it. Schedule 11(s) hereto lists (i) each copyright (and each application therefore), (ii) each trademark or service mark (and each application therefore) and (iii) each patent (and each application therefore) owned and/or filled by any Borrower, listing in each case the registration or application number and date of each such item of intellectual property and the owner thereof. Schedule 11(s) also lists each agreement between or among one or more Borrowers and one or more third parties (other than shrinkwrap license agreements and other license agreements which govern the use of readily available "off the shelf" software) pursuant to which one or more of the Borrowers is the licensee of the right to use of any copyright(s), trademark(s) or service mark(s) or patent(s) (each such agreement, as it may hereafter be amended, modified, restated or replaced from time to time, a "Licensing Agreement"), listing in each case an itemized description of the intellectual property subject to such Licensing Agreement, including, if known, the information required with respect to the intellectual property owned by the Borrowers. None of the copyrights or patents owned by any Borrower is subject to a source or object code escrow arrangement, or will be subject to a source or object code escrow arrangement unless such Borrower, contemporaneously with the establishment of such escrow arrangement, causes the escrow holder to execute and deliver to Lender an "access and use" agreement reasonably satisfactory to Lender. Attached hereto as Exhibit C is AM Communications' standard form of licensing agreement pursuant to which AM Communications is the licensor of the right to use certain software to third parties (the "Form Licensor Agreement"). All of AM Communications' existing licensing arrangements (other than (i) implicit, undocumented licensing arrangements in connection with the sale of certain products and (ii) licensing arrangements pursuant to documented "protocols" with original equipment manufacturers, in each case which do not impose on AM Communications warranty, indemnification or other similar obligations which are more burdensome than the provisions contained in the Form Licensor Agreement) with respect to such software are documented on forms that are substantially identical to the Form Licensor Agreement and, in connection with any future licensing of such software by AM Communications, and of other copyright(s), trademark(s) or service mark(s) or patent(s) by any Borrower, to any third party, AM Communications and the other Borrowers will document such arrangements (other than licensing arrangements substantially similar to the referenced (i) implicit licensing arrangements or (ii) "protocol" licensing arrangements) using one or more forms which are substantially identical to the Form Licensor Agreement (each such agreement, as it may hereafter be amended, modified, restated or replaced from time to time, a "Licensor Agreement").

         (t) Environmental Matters. No Borrower (nor any of its Subsidiaries) has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not such premises all of which were owned or leased by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower (or Subsidiary) complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of each Borrower's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by any such Borrower (or Subsidiary) or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects a Borrower (or Subsidiary) or its business, operations or assets or any properties at which a Borrower (or Subsidiary) has transported, stored or disposed of any Hazardous Materials. No Borrower has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

         (u) ERISA Matters. Each Borrower (and each of its Subsidiaries) has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

         (v) Delivery of Acquisition Documents; Acquisition.

             (i) Lender has received complete copies of the Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Lender.

             (ii)     No default has occurred under any of the Acquisition
Documents.

             (iii) The transactions contemplated by the Acquisition Documents have been consummated in accordance with the terms thereof and all applicable laws;

             (iv) At the time of consummation of the transactions contemplated by the Acquisition Documents, all third party approvals and other consents (other than certain third party approvals and consents which the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the transaction contemplated by the Acquisition Documents or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or proceeds of any Borrower) and approvals of, and filings and registrations with, and all other actions in respect of, all government agencies, authorities and instrumentalities required in order to make or consummate the transactions contemplated by the Acquisition Documents have been obtained, given, filed or taken and are in full force and effect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have expired without, in all such cases, any action being taken by competent authority which restrains, prevents, or imposes material adverse conditions upon the transactions contemplated by the Acquisition Documents. Additionally, there does not exist any judgment, order or injunction prohibiting the transactions contemplated by the Acquisition Documents or the performance by any party to the Acquisition Documents.

         (w) Disclosure. No representation or warranty made by any Borrower in this Agreement, the Other Agreements, the Acquisition Documents or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower or which reasonably should be known to any Borrower which Borrowers have not disclosed to Lender in writing with respect to the transactions contemplated by the Acquisition Documents, or this Agreement which could reasonably be expected to have a Material Adverse Effect on any Borrower.

         (x) Condominium Declaration. Borrowers have taken, or have caused to be taken, all actions necessary for the Mortgage to constitute a "Permitted Mortgage" as defined in the Declaration (as defined in the Mortgage). Neither the Association nor the Executive Board (in each case, as defined in the Declaration) has any right, claim or interest in or to any insurance or proceeds of insurance of any Borrower.

12.      AFFIRMATIVE COVENANTS.

         Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrowers obtain Lender's prior written consent waiving or modifying any of Borrowers' covenants hereunder in any specific instance, each Borrower covenants and agrees with respect to itself and each of its Subsidiaries, as follows:

         (a) Maintenance of Records. Each Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of such Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 11(b).

         (b) Notices. Borrowers shall:

             (i) Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Lender of the proposed opening of any new place of business or new location of Collateral (other than vehicles and Equipment in transit to a location of a Borrower or customer location in the ordinary course of any Borrower's business), the closing of any existing place of business or location of Collateral, any change of in the location of any Borrower's books, records and accounts (or copies thereof), the opening or closing of any post office box, or the opening or closing of any bank account.

             (ii) Eligible Accounts. Promptly upon becoming aware thereof, notify Lender if any Account identified by Borrowers to Lender as an Eligible Account becomes ineligible for any reason.

             (iii) Litigation and Proceedings. Promptly upon becoming aware thereof, notify Lender (A) of any actions or proceedings which are pending or threatened against any Borrower (or any of its Subsidiaries) (1) in which the amount of damages or other recovery sought exceeds or could reasonably be expected to exceed $100,000 in the aggregate (together with all other pending or threatened actions or proceedings) or (2) which might have a Material Adverse Effect, and of any Commercial Tort Claims of such Borrower which may arise, which notice, in the case of clause (A) would be deemed a modification of
Schedule 11(g) hereto to add such litigation and in the case of clause (B) would be deemed a modification of Schedule 3(h) to add such Commercial Tort Claim.

             (iv) Names and Trade Names. Notify Lender within ten (10) days of the change of the name of any Borrower (or any of its Subsidiaries) or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

             (v) ERISA Matters. Promptly notify Lender of (x) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of any Borrower (or any of its Subsidiaries), any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

             (vi) Environmental Matters. Immediately notify Lender upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower (or any of its Subsidiaries) or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects such Borrower (or Subsidiary) or its business operations or assets or any properties at which such Borrower (or Subsidiary) has transported, stored or disposed of any Hazardous Materials.

             (vii) Intellectual Property Matters. Promptly (but in no more than fifteen (15) days after the registration, filing or acquisition thereof or entry therein to) notify Lender of the registration (whether or not Lender previously had notice of the filing of an application for registration thereof) or acquisition by any Borrower of any patent, trademark or copyright, the filing of any application for the registration of any patent, trademark or copyright by any Borrower or the entry by any Borrower into any Licensing Agreement, which notice shall constitute Borrowers' authorization to amend Schedule 11(s) hereto. Borrowers shall also immediately notify Lender of the occurrence of any event of default under any Licensing Agreement that would permit the applicable licensor to terminate such Licensing Agreement or any termination or attempted termination of or giving of a notice of termination or intent to terminate with respect to any Licensing Agreement by the applicable licensor if the termination of such Licensing Agreement would reasonably be expected to have a Material Adverse Effect.

             (viii) Default; Material Adverse Change. Promptly advise Lender of the occurrence of any Material Adverse Change or the occurrence of any Event of Default hereunder or of the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

             (ix) Acquisition Documents. Promptly (a) advise Lender of the occurrence of any default or event which with the giving of notice, passage of time or both, would constitute a default under the Acquisition Documents, (b) advise Lender of any claim for indemnification made against any Borrower under the Acquisition Documents, and (b) provide Lender with a copy of any written notices delivered pursuant to the Acquisition Documents.

             (x) Designated Contracts. Promptly advise Lender of the occurrence of any default or event which with the giving of notice, passage of time or both, would constitute a default under any of the Designated Contracts.

             (xi) Licensor Agreements. Promptly advise Lender of any claim for breach of warranty or indemnification asserted by any third party in excess of $25,000 (in the aggregate with respect to all such claims asserted by such third party) under a Licensor Agreement or a "protocol" licensing arrangement (as described in Subsection 11(s).

         All of the foregoing notices shall be provided by Borrowers to Lender in writing.

         (c) Compliance with Laws and Maintenance of Permits. Each Borrower (and each of its Subsidiaries) shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would be reasonably expected to have a Material Adverse Effect and each Borrower (and each of its Subsidiaries) shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety), the failure with which to comply would reasonably be expected to have a Material Adverse Effect. Following any reasonable determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of a Borrower (or any of its Subsidiaries) in order to avoid non-compliance, with any Environmental Law, Lender may, at Borrowers expense, cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

         (d) Inspection and Audits. Each Borrower shall permit Lender, or any Persons designated by it, to call at such Borrower's places of business at any reasonable times, and, without hindrance or delay, to examine or inspect the Collateral and to examine, inspect, audit, check and make extracts from the books, records, journals, orders, receipts and any correspondence and other data relating to the business of such Borrower (including books, records, etc. of or with respect to its Subsidiaries), the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Borrower's business as Lender may consider reasonable under the circumstances. Each Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in the name of Lender, such Borrower or otherwise, to verify the validity, amount or any other matter relating to any of such Borrower's Accounts, by mail, telephone, telegraph or otherwise. Each Borrower authorizes Lender to discuss the affairs, finances and business of such Borrower (and its Subsidiaries) with any officers, employees or directors of such Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of such Borrower (and it Subsidiaries) with such Borrower's independent public accountants. Any such discussions with the accountants shall be without liability to Lender or to Borrowers' independent public accountants. Borrowers shall pay to Lender fees in connection with any field audit or inspection of any one or more Borrowers, their business and/or Collateral ("Audit Fees") equal to $700 per day for each person acting as an auditor on behalf of Lender plus all out-of-pocket costs and expenses incurred by Lender and each auditor (including without limitation, air fare, meals and lodging) in the conduct of such an audit, and all of such Audit Fees shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

         (e) Insurance. Borrowers shall:

             (i) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrowers, with such companies, in such amounts, with such deductibles, and under policies in such form and substance as shall be reasonably satisfactory to Lender. Original (or certified) copies of such policies of insurance have been delivered to Lender as of the Closing Date, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing Lender as lenders' loss payee and/or mortgagee payee (as applicable) under such insurance policies. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of any Borrower or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. In addition, Borrowers shall cause to be executed and delivered to Lender an assignment of proceeds of their business interruption insurance policies. Borrowers hereby direct all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender. Upon receipt of any such insurance proceeds, Lender may, in its sole discretion, either (x) apply such insurance proceeds to the repayment of the Liabilities in such order as Lender may in its sole discretion determine or (y) with respect to any insurance proceeds paid as a result of the loss of damage to or destruction of theft of or condemnation or confiscation of any tangible Collateral (a "Casualty Loss"), release such insurance proceeds to Borrowers to be used in the repair or replacement of the Collateral that was the subject of the Casualty Loss (and Borrowers covenant that they shall use any such insurance proceeds released to them solely for such purposes); provided, however, that (i) Lender will not apply such insurance proceeds to the repayment of the Liabilities to the extent that such proceeds do not exceed $200,000 (excluding proceeds relating solely to a Casualty Loss of Borrowers' vehicles) in the aggregate (on a cumulative basis during any Fiscal Year) so long as no Event of Default exists and such proceeds are applied within 30 days after the receipt thereof to the repair, rebuilding or replacement of the property (subject to no Liens other than Permitted Liens) which was the subject of the Casualty Loss and (ii) so long as no Event of Default exists, Lender will not apply insurance proceeds relating solely to a Casualty Loss of Borrowers' vehicles to the Liabilities and will make such insurance proceeds, to the extent received by Lender, available to Borrowers. Such Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.

             (ii) Maintain, at their expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Borrowers with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Lender and original (or certified copies) of such policies have been delivered to Lender as of the Closing Date, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or canceled.

         If Borrowers at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrowers hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. Such insurance, if obtained by Lender, may, but need not, protect such any Borrower's interests or pay any claim made by or against any Borrower's with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Borrowers may be able to obtain on their own and may be cancelled only upon such Borrowers providing evidence that they has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrowers to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. Borrowers shall not make or permit to be made changes to the terms and conditions (including the amounts) of its insurance policies from those delivered to Lender prior to the Closing Date without the prior written consent of Lender.

         (f) Collateral. Borrowers shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted, and shall make all reasonably necessary repairs to the Equipment necessary to operate Borrowers' business and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained. Each Borrower shall permit Lender to examine any of the Collateral at any time and wherever the Collateral may be located and, each Borrower shall, immediately upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Each Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

         (g) Use of Proceeds. All monies and other property obtained by any Borrower from Lender pursuant to this Agreement shall be used solely (i) to repay existing Indebtedness to Comerica Bank, (ii) to provide working capital to the Borrowers, (iii) to finance the acquisition of Target in accordance with the terms of the Acquisition Documents; and (iv) unless the purpose for which such use is intended is otherwise prohibited or limited by this Agreement, for general corporate purposes of a Borrower.

         (h) Taxes. Borrowers shall file all required tax returns for and pay all of the taxes owing by any Borrower (and any of its Subsidiaries) when due, including, without limitation, taxes imposed by foreign, federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrowers shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on the financial statements of the Borrowers; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) if Lender in the exercise of its reasonable discretion shall require, Borrowers keep on deposit with Lender (such deposit to be held without interest) an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon (provided that Lender agrees not to exercise such rights with respect to the New York state tax dispute disclosed on Schedule 11(g) unless such dispute results in a lien, claim or other encumbrance with respect to the Collateral); and (iv) if Borrowers fail to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Borrowers fail to pay any such taxes and in the absence of any such contest by Borrowers, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrowers to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

         (i) Intellectual Property. Each Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

         (j) Checking Accounts. Each Borrower shall maintain all of its general checking accounts and other Deposit Accounts with LaSalle Bank. Normal charges shall be assessed thereon.

         (k) Acquisition Documents. Each Borrower shall enforce all of its material rights under the Acquisition Documents including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

13.      NEGATIVE COVENANTS.

         Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrowers obtain Lender's prior written consent waiving or modifying any of Borrowers' covenants hereunder in any specific instance, each Borrower agrees, for itself and its Subsidiaries, as follows:

         (a) Guaranties. No Borrower shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except (i) by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) those existing unsecured guarantees and performance bonds shown on Schedule 11(n) hereto and
(iii) AM Communications and AM Broadband may issue unsecured guarantees and post unsecured performance bonds for the Indebtedness of any Subsidiary.

         (b) Indebtedness. No Borrower shall create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that Borrowers may (i) maintain the present indebtedness listed on Schedule 11(n) hereto (the maximum permitted amount to be permanently reduced by repayments thereof that are permitted to be made under the terms hereof); (ii) incur unsecured indebtedness to trade creditors in the ordinary course of business on standard terms; (iii) subject to the requirements of Subsection 14(d), incur Indebtedness to purchase vehicles used in any Borrower's business; and (iv) Subordinated Debt incurred after the Closing Date in the aggregate amount not to exceed $500,000 (on a cumulative basis from the Closing Date); and (v) incur Indebtedness permitted under Subsection 13(f).

         (c) Liens. No Borrower shall grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens (which in no event shall attach to any Account of any Borrower).

         (d) Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business. No Borrower (nor any of its Subsidiaries) shall (i) enter into any merger, consolidation, division, liquidation or dissolution (or any agreement to do any of the foregoing), except that any Borrower (other than AM Communications) may merge into another Borrower; (ii) change the jurisdiction of such Borrower's organization or enter into any transaction which has the effect of changing Borrower's jurisdiction of organization; (iii) sell, lease or otherwise dispose of any of its assets (or any agreement to do any of the foregoing) other than (A) sales of Inventory in the ordinary course of business, (B) so long as no Event of Default exists, dispositions of Equipment (other than vehicles) which, in the aggregate (on a cumulative basis from the Closing Date), do not have a fair market value or book value, whichever is less, of $100,000 or less, the proceeds of which shall be used to repay the Liabilities in accordance with Subsection 2(f)(i) unless Borrowers replace such original Equipment with replacement Equipment of like kind, function and value within 30 days of the sale of such original Equipment, which replacement Equipment shall be free and clear of Liens other than Permitted Liens; (iv) purchase any of the stock or other equity interests or all or a material portion of the assets of any Person or division of such Person, and (C) so long as no Event of Default exists, dispositions of vehicles; or (v) enter into any other transaction outside the ordinary course of such Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance or sale of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest, except that AM Communications may issue (w) stock options to its employees, directors and consultants in connection with any stock option plan of AM Communications in effect from time to time, (x) shares of its stock in connection with the exercise of (i) stock options issued under any such stock option plan, and (ii) warrants existing on the Closing Date, (y) warrants to NeST in accordance with Section 3.3 of NeST Consulting Agreement in lieu of making cash payments due thereunder and (z) common stock in connection with the conversion of preferred stock to common stock. No Borrower shall form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.

         (e) Dividends and Distributions. No Borrower shall declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if such Borrower is a corporation) or on account of any equity interest in such Borrower (if such Borrower is a partnership, limited liability company or other type of entity) other than Permitted Distributions made in accordance with all applicable laws.

         (f) Investments; Loans.

             (i) No Borrower shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, or invest in the obligations or stock (or other equivalent equity interests) of any Person, except for the existing investments listed on Schedule 13(f) hereto.

             (ii) No Borrower shall lend or otherwise advance funds to any Person (including, without limitation, another Borrower), except (A) Borrowers may make advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business of Borrowers; (B) Borrowers may make the Permitted Advances; (C) Borrowers may maintain the existing intercompany and employee loans listed on Schedule 11(c) hereto (the maximum permitted amount to be permanently reduced by repayments thereof), except that Borrowers may not (x) make advances under the Hassan Stock Option Loan Agreement (as defined on Schedule 11(c) hereto) or (y) as of and after the Closing Date, make new advances (other than Permitted Advances) under any other agreement or instrument described on Schedule 11(c); (D) AM Nex-Link may make intercompany loans to AM Broadband in order to enable AM Broadband to fulfill its payment obligations under the Acquisition Agreement (which such loans shall be used by AM Broadband solely for such purpose); and (E) AM Communications and AM Broadband may make intercompany loans to their respective Subsidiaries.

         (g) Fundamental Changes, Line of Business. No Borrower (nor any of its Subsidiaries) shall (i) amend its organizational documents in a manner which may be prejudicial to the rights and claims of Lender hereunder or is reasonably likely to result in a Material Adverse Effect or which could result in an Event of Default or event which, with the giving of notice, passage of time or both, would result in an Event of Default, (ii) change its Fiscal Year end or (iii) enter into a new line of business materially different from such Borrower's or Subsidiary's current business.

         (h) Equipment. No Borrower shall (i) permit any Equipment to become a Fixture to real property, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender.

         (i) Use of Proceeds. Neither any Borrower nor any Affiliate shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. ("AASI"), an affiliate of Lender, (ii) purchasing from AASI any securities in which AASI makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by such Borrower or any Affiliate, and underwritten, privately placed or dealt in by AASI.

         (j) Affiliate Transactions. Except (i) as set forth on Schedule 11(i) hereto, (ii) as permitted pursuant to Subsection 11(c) hereof (but subject to Subsection 13(f) hereof) and (iii) Permitted Advances, no Borrower (nor any of its Subsidiaries) shall conduct, permit or suffer to be conducted, transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are less favorable to such Borrower (or Subsidiary) than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

         (k) Settling of Accounts. No Borrower shall settle or adjust any Account identified by Borrowers as an Eligible Account (other than insubstantial credits issued in the ordinary course of business if no Event of Default exists) or with respect to which the Account Debtor is an Affiliate without the consent of Lender.

         (l) Amendments to Acquisition Documents. No Borrower shall make or consent to any amendment or modification to, or waive any material provision of, any of the Acquisition Documents.

         (m) Subordinated Debt. No Borrower shall amend or otherwise modify any of the agreements, instruments or documents evidencing the Subordinated Debt or prepay any of the Subordinated Debt.

         (n) Designated Contracts. No Borrower shall enter into any amendment, waiver or modification of either (i) the Consulting Services Agreement, dated as of October 8, 1998 (the "NeST Consulting Agreement"), between AM Communications and Network Systems and Technologies (P) Ltd. ("NeST") or (ii) the Manufacturing Services Agreement, dated January 2, 2000, between AM Communications and NESTRONIX, Inc. (together with the NeST Consulting Agreement, the "Designated Contracts"), without the prior written consent of Lender. No Borrower may prepay any amounts owing under any of the Designated Contracts.

14.      FINANCIAL COVENANTS.
         -------------------

         Borrowers shall maintain and keep in full force and effect each of the financial covenants set forth below:

         (a) Net Worth. Borrowers shall maintain at all times a minimum Net Worth in an amount not less than the amounts set forth below opposite the corresponding measurement periods:

------------------------------------------------------------ ---------------------------------------------------------
Measurement Period:                                          Minimum Net Worth:
------------------------------------------------------------ ---------------------------------------------------------
Closing Date through September 28, 2002                      $6,700,000
------------------------------------------------------------ ---------------------------------------------------------
September 29, 2002 through December 28, 2002                 $7,500,000
------------------------------------------------------------ ---------------------------------------------------------
December 29, 2002 through March 28, 2003                     $8,700,000
------------------------------------------------------------ ---------------------------------------------------------
March 29, 2003                                               $8,790,000
------------------------------------------------------------ ---------------------------------------------------------
March 30, 2003 through April 1, 2004                         (a) $8,790,000, plus (b) 80% of actual Consolidated Net
                                                             Income of Borrowers for the Fiscal Year ended March 29,
                                                             2003.
------------------------------------------------------------ ---------------------------------------------------------
April 2, 2004 through March 26, 2005                         (a) Minimum Net Worth required for March 30, 2003
                                                             through April 1, 2004, plus (b) 80% of actual
                                                             Consolidated Net Income of Borrowers for Fiscal Year
                                                             ended April 1, 2004.
------------------------------------------------------------ ---------------------------------------------------------
March 27, 2005, and at all times thereafter                  (a) Minimum Net Worth required for April 2, 2004
                                                             through March 26, 2005, plus (b) 80% of actual
                                                             Consolidated Net Income of Borrowers for Fiscal Year
                                                             ended March 26, 2005.
------------------------------------------------------------ ---------------------------------------------------------

         (b) Fixed Charge Coverage. Borrowers shall not permit the ratio of (i) Consolidated EBITDA to (ii) the sum of (A) Consolidated Debt Service, plus (B) all Capital Expenditures, to be less than the ratios set forth below opposite the corresponding measurement periods:

------------------------------------------------------------ ---------------------------------------------------------
Measurement Period:                                          Ratio:
------------------------------------------------------------ ---------------------------------------------------------
3 month period ending September 28, 2002                     0.75:1.00
------------------------------------------------------------ ---------------------------------------------------------
9 month period ending December 28, 2002                      1.00:1.00
------------------------------------------------------------ ---------------------------------------------------------
12 month period ending March 29, 2003                        1.05:1.00
------------------------------------------------------------ ---------------------------------------------------------
12 month period ending June 28, 2003                         1.25:1.00
------------------------------------------------------------ ---------------------------------------------------------
12 month period ending on the last day of each fiscal        1.25:1.00
quarter thereafter
------------------------------------------------------------ ---------------------------------------------------------

         (c) Leverage. Borrowers shall not permit the ratio of Consolidated Funded Debt to Consolidated EBITDA to exceed the ratios set forth below opposite the corresponding measurement periods:

------------------------------------------------------------ ---------------------------------------------------------
Measurement Period:                                          Ratio:
------------------------------------------------------------ ---------------------------------------------------------
9 month period ending December 28, 2002 (Consolidated        3.50:1.00
EBITDA on an annualized basis)
------------------------------------------------------------ ---------------------------------------------------------
12 month period ending March 29, 2003                        3.50:1.00
------------------------------------------------------------ ---------------------------------------------------------
12 month period ending on the last day of each fiscal        3.00:1.00
quarter thereafter
------------------------------------------------------------ ---------------------------------------------------------

         (d) Capital Expenditures. Borrowers shall not make any Capital Expenditures if, after giving effect to the making of such Capital Expenditures, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed the amounts set forth below opposite the corresponding periods:

------------------------------------------------------------ ---------------------------------------------------------
Measurement Period:                                          Maximum Capital Expenditures:
------------------------------------------------------------ ---------------------------------------------------------
12 month period ending March 29, 2003                        $615,000 (excluding Capital Expenditures not to exceed
                                                             $2,631,000 which were made prior to the Closing Date
                                                             and were directly related to the purchase of the
                                                             Initial Mortgaged Premises)
------------------------------------------------------------ ---------------------------------------------------------
12 month period ending April 1, 2004                         $575,000
------------------------------------------------------------ ---------------------------------------------------------
12 month period ending March 26, 2005                        $725,000
------------------------------------------------------------ ---------------------------------------------------------

         (e) Consolidated Research & Development Expenditures. Borrowers shall not make any Consolidated Research & Development Expenditures if, after giving effect to the making of such Consolidated Research & Development Expenditures, the aggregate cost of all such research and development expenditures would exceed the amounts set forth below opposite the corresponding periods:

------------------------------------------------------------ ---------------------------------------------------------
Measurement Period:                                          Maximum Research & Development Expenditures:
------------------------------------------------------------ ---------------------------------------------------------
12 month period ending March 29, 2003                        $4,500,000
------------------------------------------------------------ ---------------------------------------------------------
12 month period ending April 1, 2004                         $5,000,000
------------------------------------------------------------ ---------------------------------------------------------
12 month period ending March 26, 2005                        $5,500,000
------------------------------------------------------------ ---------------------------------------------------------

15.      DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

         (a) Payment. The failure of any Borrower to pay when due, (whether on a scheduled due date, at stated maturity, by acceleration or otherwise on demand) any of the Liabilities, including without limitation any payments of principal or interest on any of the Loans.

         (b) Breach of this Agreement and the Other Agreements. The failure of any Borrower to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Borrower contained in (i) Subsections 12(a) or (h) and such failure continues unremedied for a period of 30 days after the earlier of (a) any Borrower obtaining knowledge thereof and
(b) delivery of written notice thereof to Borrowing Agent by Lender, or (ii) any other term or provision of this Agreement or any of the Other Agreements, or the failure of any other Person (other than Lender) to perform, keep or observe any covenant, promise, agreement or obligation of such Person under any of the Other Agreements.

         (c) Breaches of Other Obligations. The failure of any Borrower to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Borrower under any other agreement with any Person (other than the agreements set forth in Subsections 15(n) or (o)) which is not cured within any applicable grace period, if such failure (i) relates to a monetary obligation of such Borrower thereunder aggregating (together with all outstanding failures under this Subsection 15(c)(i)) in excess of $100,000 (excluding deferral or delay of payment by such Borrower of trade payables in the ordinary course of business consistent with past practices), or (ii) in the case of any non-monetary obligation of such Borrower thereunder, is reasonably likely to result in a Material Adverse Effect.

         (d) Breach of Representations and Warranties. The making or furnishing by any Borrower to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Borrower and Lender, which is untrue or misleading in any material respect when made.

         (e) Loss of Collateral. The occurrence of any uninsured damage to, loss, theft, destruction, condemnation or confiscation of any Collateral having a fair market value aggregating (together with all outstanding damages, losses, thefts, destructions, condemnations and confiscations under this Subsection 15(e)) in excess of $100,000.

         (f) Levy, Seizure or Attachment. The making or issuance of any levy, seizure or attachment upon any of the tangible Collateral or any garnishment, forfeiture, seizure or confiscation of any Account or Accounts or Deposit Account or Deposit Accounts.

         (g) Bankruptcy or Appointment of Receiver. Any Borrower or any Subsidiary or Affiliate of any Borrower shall (i) apply for, consent to or suffer the appointment of or the taking of possession by, a receiver, custodian, trustee, liquidator, or similar fiduciary of itself or any party of the Collateral, (ii) make a general assignment for the benefit of creditors, or composition or arrangement with its creditors generally, (iii) commence a voluntary case under any state or federal bankruptcy law or equivalent foreign bankruptcy or insolvency laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, or have a receiver, trustee or custodian appointed over it, which such appointment is not dismissed within 30 days (provided that, during the pendency of any such 30 day period, Lender shall have no obligation to make any Revolving Loans or to make or continue any LIBOR Rate Loans and may seek relief from any stay), (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed within 60 days, any petition filed against it in any involuntary case under such bankruptcy laws or equivalent foreign bankruptcy or insolvency laws (provided that, during the pendency of any such 60 day period, Lender shall have no obligation hereunder to make any Revolving Loans or to make or continue any LIBOR Rate Loans and may seek relief from any stay) or
(viii) to take any action to effect any of the foregoing.

         (h) Insolvency; Ceasing Business. Any Borrower shall admit in writing its inability to be generally unable or be alleged by its creditors to be generally unable to pay its debts as and where due, or Borrowers taken as a whole, shall cease the operation of any substantial position of their business.

         (i) Judgment. The entry of any judgment or judgments (not paid or fully covered by a reputable and Solvent insurance company), aggregating (together with all outstanding judgments against Borrowers) in excess of $100,000 against any Borrower which is not satisfied, dismissed or discharged within thirty (30) days after such entry.

         (j) Criminal Proceedings. The institution in any court of a criminal proceeding against any Borrower, or the indictment of any Borrower for any crime.

         (k) Change of Management. Javad K. Hassan shall cease to be the Chairman of the Board of Directors of AM Communications or shall cease to hold a position in AM Communications' senior management or otherwise cease to be actively involved in the business of AM Communications.

         (l) Change of Control. The occurrence of any Change of Control.

         (m) Material Adverse Change. The occurrence of any Material Adverse Change.

         (n) Acquisition Documents. The occurrence of any monetary default by any Borrower under, or the occurrence of any material breach in the performance or observance of any term, covenant, condition or agreement contained in, the Acquisition Agreement or any of the other Acquisition Documents, and such monetary default or material breach shall continue beyond any applicable grace period.

         (o) Designated Contracts. Termination of, or the issuance of a termination notice under, any Designated Contract by any party thereto, or the occurrence of any breach under any Designated Contract, if such breach (i) relates to any monetary obligation of any Borrower thereunder and such breach has not been cured within 30 days after the occurrence of such breach (provided that the non-Borrower party thereunder does not sooner issue a termination notice), (ii) relates to any other obligation of any Borrower thereunder or
(iii) relates to any obligation (monetary or otherwise) of the non-Borrower party thereunder which is related to the fulfillment of any Borrower's obligations to any Account Debtor and such breach has not been cured by the non-Borrower party within 30 days of such failure.

16.      REMEDIES UPON AN EVENT OF DEFAULT.

         (a) Upon the occurrence of an Event of Default described in subsections 15(g) or (h) hereof, all of the Liabilities shall immediately and automatically become due and payable, and this Agreement shall terminate, and Lender shall have no further obligation to make Loans, without notice of any kind or the necessity of any affirmative action on the part of Lender. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable. After the occurrence and during the continuance of any Event of Default, (i) Lender shall have no obligation to make any further Loans or to make or continue any LIBOR Rate Loans, and any Loans or LIBOR Rate Loans made or continued during such time shall be made at the sole and absolute discretion of the Lender, without establishing a cause of conduct or obligating Lender to make or continue any additional such Loans or LIBOR Rate Loans during such time as an Event of Default shall continue to exist, and (ii) at the option of Lender, all outstanding LIBOR Rate Loans may be converted to Prime Rate Loans.

         (b) Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrowers' premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrowers' premises without cost to Lender. At Lender's request, each Borrower shall, at Borrowers' expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Each Borrower recognizes that if any Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and the applicable Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrowers are entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

         (c) In connection with its rights and remedies, Lender is hereby granted a license or other right to use and/or sublicense, upon and after the occurrence and during the continuance of an Event of Default, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and each Borrower's rights under all license agreements shall inure to Lender's benefit.

17.      CONDITIONS PRECEDENT.

         (a) Initial Conditions Precedent. The Closing Date shall be deemed to have occurred upon the satisfaction of the following conditions precedent (the "Initial Conditions Precedent"):

             (i) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Exhibit 17(a) (the "Closing Documents"), each of which documents shall be satisfactory in both form and substance to Lender and Lender's counsel, which such Closing Documents shall include, without limitation:

                      (A) the Pre-Closing Financials (which in the case of the Fiscal Year 2002 financial statements shall not be materially different from the draft internally prepared statements delivered to Lender prior to the Closing
Date), which shall be delivered to Lender three (3) Business Days prior to the Closing Date;

                      (B) the Acquisition Documents and the Designated Contracts; and

                      (C) legal opinions from counsel for Borrowers opining as to such matters that may be required by Lender and its counsel, including certain matters as to the validity and enforceability of Lender's security interest, including, to the best of such counsel's knowledge, the absence of third-party claims with respect to the rights of Borrowers and Lender in the Accounts of Borrowers

             (ii) Lender shall have completed all field examinations and audits with respect to the Borrowers and the Collateral that Lender, in its sole discretion, may require.

             (iii) Since March 30, 2002, no Material Adverse Change shall have occurred and no action or proceeding shall be pending, or to the knowledge of Borrowers, threatened against the Borrowers or the assets of any of them that might have a Material Adverse Effect with respect to any Borrower.

             (iv) Lender shall have received payment in full of all fees and expenses payable to it by Borrowers or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder.

             (v) The assets of Borrowers shall be free of all liens and encumbrances, other than Permitted Liens, and Borrowers shall have obtained any lien release documents or instruments required by Lender with respect to any such lien on the assets of any Borrower other than a Permitted Lien.

             (vi) Lender shall have received reports regarding the accounts payable and accounts receivable of Borrowers for June 29, 2002 and reports regarding information on the sales and collections of Borrowers through the date hereof, along with such other collateral and financial information as Lender shall request, all of which shall be satisfactory to Lender.

             (vii) Lender shall have determined that as of the Closing Date, immediately after giving effect to (A) the making of the initial Loans, if any, requested to be made on the date hereof, (B) the issuance of the initial Letter(s) of Credit, if any, requested to be made on such date, (C) the payment of all fees due to Lender, (including the unpaid portion of the commitment fee provided for in subsection 4(c)(i) hereof) upon such date and (D) the payment or reimbursement by Borrowers of Lender for all closing costs and expenses incurred in connection with the transactions contemplated hereby, Borrowers shall have Undrawn Availability of at least $750,000.

             (viii) The Borrowers shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

             (ix) The transactions contemplated by the Acquisition Documents shall have been consummated in accordance with the terms thereof and all applicable laws.

         (b) Pre-Funding Conditions Precedent. The obligation of Lender to fund any Revolving Loan and/or issue or cause to be issued any Letter of Credit is subject to the satisfaction or waiver of the following conditions precedent "Pre-Funding Conditions Precedent" on or before the date such Revolving Loan is requested to be made and/or such Letter of Credit is requested to be issued:

             (i) With respect to the initial request for a Revolving Loan or Letter of Credit, the Initial Conditions Precedent shall have been satisfied;

             (ii) Borrowers shall have complied with all of the provisions of Section 8; and

             (iii) No Event of Default (or event which, with the passage of time or giving of notice or both, will become an Event of Default) is outstanding.

18.      SCOPE OF LIABILITY.

         (a) Each Borrower hereby acknowledges and agrees that, notwithstanding the appointment by such Borrower of AM Communications as Borrowing Agent hereunder and the granting of certain powers by such Borrower to AM Communications in connection therewith, it shall be unconditionally liable for the repayment of all of the Liabilities of all of the Borrowers under this Agreement, including without limitation all Loans made to Borrowers and all Letter of Credit Obligations, regardless of the fact that the Loans and Letter of Credit Obligations may have been made in reliance of the Collateral of the other Borrowers. The ultimate scope of liability of all Borrowers shall be such that Lender may proceed against any one or more Borrowers in any order and on any basis provided for hereunder or under any other Agreement (including any guaranty and suretyship agreement) to collect the liabilities. Without limiting the foregoing, Borrowers agree that they shall be liable for the making of any and all payments of interest, fees and expenses hereunder.

         (b) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Liabilities of Borrowers and the liens and security interests granted by Borrowers to secure the Liabilities, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Lender and Borrower agree that if the Liabilities of a Borrower, or any liens or security interests granted by such Borrower securing the Liabilities of such Borrower would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Liabilities of such Borrower and the liens and security interests securing such Liabilities shall be valid and enforceable only to the maximum extent that would not cause such Liabilities or such lien or security interest to constitute a Fraudulent Conveyance, and the Liabilities of such Borrower under this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. ss. 101, et seq.), as amended (the "Bankruptcy Code") or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

         (c) Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower's Liabilities and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Liabilities and each Borrower agrees that Lender shall not have any duty to advise such Borrower of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, Lender shall not be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

         (d) If (i) the time for payment of, or other terms relating to any Borrower's Liabilities, are renewed, extended, accelerated or changed or the terms of any promissory note or other agreement, document or instrument now or hereafter executed by any Borrower and delivered to Lender are modified or changed; (ii) Lender accepts partial payments on any Borrower's Liabilities;
(iii) Lender takes and hold security or collateral for the payment of any Borrower's Liabilities hereunder or for the payment of any guaranties of any Borrower's Liabilities or other liabilities of any Borrower or exchanges, enforces, waives or releases any such security or collateral; or (iv) Lender settles, releases, compromises, collects or otherwise liquidates any Borrower's Liabilities and any security or collateral therefor in any manner, such action(s) may take place without notice to or approval of any other Borrower and without affecting or impairing the obligations of the other Borrowers. Lender shall have the exclusive right to determine the time and manner of application of any payments, credits, security or collateral, whether received from a Borrower or any other source, and such determination shall be binding on Borrowers. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of any Borrower's Liabilities as Lender shall determine in its sole discretion without affecting the validity or enforceability of the Liabilities of the other Borrowers.

         (e) Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect any Borrower's Liabilities from any Borrower or any guarantor or other action to enforce the same; (ii) the waiver or consent by Lender with respect to any provision of any instrument evidencing the Liabilities of any Borrower, or any part thereof, or any other agreement heretofore, now or hereafter executed by any Borrower and delivered to Lender;
(iii) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Liabilities of any Borrower; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against any Borrower or Lender's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's claim(s) for repayment of any of the Liabilities of any Borrower; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         (f) No payment made by or for the account of any Borrower including, without limitations, (i) a payment made by such Borrower on behalf of another Borrower's Liabilities or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower's property and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

         (g) Each Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any foreign, federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that no Borrower shall have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrowers, be added to the Liabilities of Borrowers and be secured by the Collateral. The provisions of this Section 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

19.      NOTICE.

         All written notices and other written communications with respect to this Agreement shall be sent by overnight mail, by facsimile or delivered in person, and in the case of Lender shall be sent to it at 1735 Market Street, 6th Floor, Philadelphia, PA 19103, Attn: William Moul, facsimile number: (267) 386-8844, and in the case of Borrowers shall be sent to them in care of the Borrowing Agent at its chief executive office set forth on Schedule 1 (a)hereto or as otherwise directed by Borrowers in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

20.      CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

         This Agreement and the Other Agreements are submitted by Borrowers to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Borrowers to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE COMMONWEALTH OF PENNSYLVANIA, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

         To induce Lender to accept this Agreement, each Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITES WITHIN THE CITY OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA. EACH BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made (i) by intentionally recognized overnight courier or hand delivery directed to Borrowing Agent at its notice address as provided for in Section 20 and service so made shall be deemed completed (x) in the case of service made by overnight courier, one (1) Business Day after the same shall have been delivered to such overnight courier and (y) in the case of hand delivery to Agent, on the date so delivered, or (ii) in the alternative, at Lender's sole option, by service upon Borrowing Agent, which each Borrower irrevocably appoints so such Borrower's agent for the purpose of accepting service in the Commonwealth of Pennsylvania. EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH BORROWER BY AGENT IN ACCORDANCE WITH THIS SECTION.

21.      MODIFICATION AND BENEFIT OF AGREEMENT.

         This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by each Borrower or such other person who is a party to such Other Agreement and Lender. No Borrower may sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, such Borrower's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Each Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender's rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

22.      HEADINGS OF SUBDIVISIONS.

         The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

23.      POWER OF ATTORNEY.

         Each Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

24.      CONFIDENTIALITY.

         Each Borrower and Lender hereby agree and acknowledge that any and all information relating to such Borrower which is (i) furnished by such Borrower to Lender (or to any affiliate of Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to such Borrower may be distributed by Lender or such affiliate to Lender's or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party. Each Borrower and Lender further agrees that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, each Borrower hereby consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement so long as such tombstone or other advertising material does not contain any non-public, confidential or proprietary information concerning Borrowers.

25.      COUNTERPARTS.

         This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

26.      ELECTRONIC SUBMISSIONS.

         Upon not less than thirty (30) days' prior written notice (the "Approved Electronic Form Notice"), Lender may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Lender in "Approved Electronic Form" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "Electronic Form" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Lender, and "Approved Electronic Form" means an Electronic Form that has been approved in writing by Lender (which approval has not been revoked or modified by Lender) and sent to Borrowers in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

27.      WAIVER OF JURY TRIAL; OTHER WAIVERS.

         (a) EACH BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE NOTES, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTUOUS CONDUCT BY A BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN A BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         (b) Each Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

         (c) Each Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to such Borrower, including, without limitation any deposit account at Lender or such affiliate.

         (d) EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

         (e) Lender's failure, at any time or times hereafter, to require strict performance by a Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrowers specifying such suspension or waiver.

28.      BORROWING AGENT.

         Each Borrower hereby irrevocably designates and appoints Borrowing Agent, in such capacity, to be its attorney and agent-in-fact with respect to all matters under and pertaining to this Agreement, including without limitation, in connection with the loan and interest rate request and designation procedures set forth in this Agreement, and in connection with all procedures regarding the giving of notice to Borrowers, or any one or more of them set forth in this Agreement, and to borrow, request Revolving Loans, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of each such Borrower in connection with this Agreement or any Other Document, whether in respect of the requesting of Revolving Loans and/or Letters of Credit, in respect of the designation of Loans as Prime Rate Loans or LIBOR Rate Loans or the designation of Interest Periods for LIBOR Rate Loans or otherwise, and hereby authorizes Lender to pay over or credit all proceeds of any Loans hereunder in accordance with the requests and instructions of Borrowing Agent (including without limitation, instructions to pay such proceeds to Borrowing Agent or an account maintained and/or controlled by Borrowing Agent).

         The Lender may rely on all communications and instructions of any kind received from Borrowing Agent as though identical communications or instructions had been received from each and every Borrower.

29.      LASALLE BUSINESS CREDIT, INC., AS AGENT.

         Standard Federal Bank National Association ("Standard Federal") has appointed LaSalle Business Credit, Inc. ("LBCI"), and at all during the term hereof, LBCI shall act, as the agent of Standard Federal to act on its behalf under the credit facilities described herein and the Other Agreements pursuant to the terms of an Agency Services Agreement between Standard Federal and LBCI. Accordingly, all rights and options of Standard Federal as Lender under this Agreement and the Other Agreements may be exercised by, and the Agreement, the Other Agreements and all related agreements, documents and writings shall be executed on behalf of Standard Federal by, LBCI and all obligations and responsibilities of Standard Federal shall be carried out by LBCI.



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                                      -59-

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


LENDER:                         LASALLE BUSINESS CREDIT, INC., as agent
                                for Standard Federal Bank National Association

                                By:
                                       ----------------------------------
                                Name:  William H. Moul, Jr.
                                Title: Assistant Vice President

BORROWER:                       AM COMMUNICATIONS, INC.



                                By:
                                       ----------------------------------
                                Name:  H. Charles Wilson, III
                                Title: Corporate Controller


                                AM BROADBAND SERVICES, INC.



                              By:
                                     ----------------------------------
                              Name:  H. Charles Wilson, III
                              Title: Corporate Controller


                              SRS COMMUNICATIONS CORPORATION



                              By:
                                     ----------------------------------
                              Name:  H. Charles Wilson, III
                              Title: Corporate Controller



                              AMC SERVICES, INC.


                              By:
                                     ----------------------------------
                              Name:  H. Charles Wilson, III
                              Title: Corporate Controller


                              AM NEX-LINK COMMUNICATIONS, INC.



                              By:
                                     ----------------------------------
                              Name:  H. Charles Wilson, III
                              Title: Corporate Controller

                              AM TRAINING SERVICES, INC.


                              By:
                                     ----------------------------------
                              Name:  H. Charles Wilson, III
                              Title: Corporate Controller